SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Ivory Capital Corporation

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IVORY CAPITAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 27, 2005

To the Shareholders of Ivory Capital Corporation:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Ivory Capital Corporation (“Ivory”), will be held on Wednesday, July 27, 2005 at 10:00 a.m., local time, at our headquarters located at 13950 Ballantyne Corporate Place, Unit 325, Charlotte, NC 28277 for the following purposes:

1.	To elect seven directors to serve until the next annual meeting of shareholders, or until their successors are duly elected and qualified;

2.	To approve the reincorporation of Ivory in the State of Delaware, to be effected pursuant to an Agreement and Plan of Merger, dated June 17, 2005, by and between Ivory and Chelsea Therapeutics International, Ltd., a newly-formed Delaware corporation and wholly owned subsidiary of Ivory (“Chelsea Delaware”), pursuant to which Ivory will merge with and into Chelsea Delaware, every nine shares of Ivory will convert into one share of Chelsea Delaware and Chelsea Delaware will survive the reincorporation merger (approval of this reincorporation proposal will constitute approval of the reincorporation merger, the Agreement and Plan of Merger and the transactions set forth therein, and the other actions and proposals described in the accompanying proxy statement under “PROPOSAL TWO—REINCORPORATION PROPOSAL”);

3.	To approve the amendment of our 2004 Stock Plan to increase the number of shares of common stock reserved for issuance thereunder from 9,770,831 to 13,467,902;

4.	To ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on June 30, 2005 are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the annual meeting. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

For the Board of Directors,
IVORY CAPITAL CORPORATION

Simon Pedder, Ph.D.
President, Chief Executive Officer and Director

Charlotte, North Carolina

July 7, 2005

Your vote is important. In order to assure your representation at the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope.

IVORY CAPITAL CORPORATION

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 27, 2005

General

The enclosed proxy is solicited on behalf of the Board of Directors of Ivory Capital Corporation (“Ivory”) for use at the annual meeting of shareholders to be held Wednesday, July 27, 2005 at 10:00 a.m., local time, at our headquarters located at 13950 Ballantyne Corporate Place, Unit 325, Charlotte, NC 28277, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. Only shareholders of record at the close of business on June 30, 2005 are entitled to notice of and to vote at the meeting. On that record date, 111,317,378 shares of our common stock were issued and outstanding.

These proxy solicitation materials were first mailed on or about July 7, 2005 to all shareholders entitled to vote at the meeting.

The purposes of the meeting are:

1.	To elect seven directors to serve until the next annual meeting of shareholders, or until their successors are duly elected and qualified;

2.	To approve the reincorporation of Ivory in the State of Delaware, to be effected pursuant to an Agreement and Plan of Merger, dated June 17, 2005, by and between Ivory and Chelsea Therapeutics International, Ltd., a newly-formed Delaware corporation and wholly owned subsidiary of Ivory (“Chelsea Delaware”), pursuant to which Ivory will merge with and into Chelsea Delaware, every nine shares of Ivory will convert into one share of Chelsea Delaware and Chelsea Delaware will survive the reincorporation merger (approval of this reincorporation proposal will constitute approval of the reincorporation merger, the Agreement and Plan of Merger and the transactions set forth therein, and the other actions and proposals described in this proxy statement under “PROPOSAL TWO—REINCORPORATION PROPOSAL”);

3.	To approve the amendment of our 2004 Stock Plan to increase the number of shares of common stock reserved for issuance thereunder from 9,770,831 to 13,467,902;

4.	To ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date and Shares Outstanding

Shareholders of record at the close of business on June 30, 2005 are entitled to notice of and to vote at the meeting. At the record date 111,317,378 shares of our common stock were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with the Corporate Secretary or Assistant Corporate Secretary of Ivory at or before the taking of the vote at the meeting a written notice of revocation bearing a later date than the proxy;

•	duly executing a later-dated proxy relating to the same shares and delivering it to the Corporate Secretary or Assistant Corporate Secretary of Ivory at or before the taking of the vote at the meeting; or

•	attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be delivered to Ivory Capital Corporation at 13950 Ballantyne Corporate Place, Unit 325, Charlotte, NC 28277, Attention: Corporate Secretary, or hand-delivered to the Corporate Secretary or Assistant Corporate Secretary before the taking of the vote at the meeting.

Voting

Each holder of common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the meeting. Shareholders’ votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the meeting. In accordance with Colorado law, abstentions, withholding of authority to vote or a broker non-vote are considered shares present and entitled to vote for quorum purposes and have the same legal effect as a vote against a matter presented at the meeting.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by Ivory. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding soliciting materials to those beneficial owners. Proxies may also be solicited by our directors, officers or employees, personally or by telephone, telegram, facsimile or other means of communication. We do not intend to pay additional compensation for doing so.

Deadline for Receipt of Shareholder Proposals

Shareholders may present proposals for action at our 2005 annual meetings of shareholders only if they comply with the proxy rules established by the SEC, applicable Colorado law and our bylaws.

Stockholder proposals to be presented at our 2006 annual meeting of shareholders must be delivered to our Corporate Secretary at our principal executive offices not earlier than April 23, 2006 nor later than May 23, 2006; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after July 27, 2006, notice by the stockholder must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of seven directors is to be elected at the meeting. Unless a proxy is marked to withhold authority to vote, the proxy holders will vote the proxies received by them for the seven nominees named below, all of whom are currently directors and each of whom has consented to be named in this proxy statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

The Board of Directors unanimously recommends voting “FOR” the seven nominees listed below.

The name of and certain information regarding each nominee as of June 1, 2005 is set forth below, which information is based on data furnished to us by the nominees. There are no family relationships among directors, director nominees or executive officers of Ivory. Each of the directors named below have been directors of Ivory since our February 2005 merger with Chelsea Therapeutics, Inc. (“Chelsea Operating Company”). Prior to our merger with Chelsea Operating Company, the directors named below held the same positions with Chelsea Operating Company. The business address for each nominee for matters regarding Ivory is 13950 Ballantyne Corporate Place, Unit 325, Charlotte, NC 28277.

Name Director Since	Age	Position(s) With Ivory
Simon Pedder February 2005	44	President, Chief Executive Officer and President

Michael Weiser February 2005	42	Director

Kevan Clemens(1)(2) February 2005	60	Director

Neil Herskowitz(1)(3) February 2005	48	Director

Johnson Y.N. Lau(1)(3) February 2005	44	Director

Jason Stein(2) February 2005	32	Director

David Tanen(2)(3) February 2005	33	Director

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of Nominating and Corporate Governance Committee.

Simon Pedder, Ph.D.—President, Chief Executive Officer and Director. Dr. Pedder joined Chelsea Operating Company from Hoffmann-La Roche Inc. in April 2004 where he was Vice President of Pharmaceutical Business, Oncology and an executive officer since February 2003. Prior to that he served as the Vice President, Drug Development at Hoffmann-La Roche from May 2001 until December 2002 and as Director, Pharmaceutical Business, Pharmaceutical Development and Project Management from May 1994 until May 2001. While at Hoffmann-La Roche, Dr. Pedder was in charge of the development of Pegasys and Copegus, which have combined annual worldwide sales of over $1 billion, and oversaw a number of successful NDAs. Dr. Pedder has his Ph.D. in Pharmacology from the College of Medicine at the University of Saskatchewan in Canada.

Michael Weiser, M.D., Ph.D.—Chairman of the Board. Dr. Weiser served on the board of directors of Chelsea Operating Company since its inception in April 2002, and also served as Chelsea Operating Company’s President from April 2002 until October 2003. Dr. Weiser has been the Director of Research for Paramount BioScience, LLC since February 2005 and was the Director of Research of Paramount BioCapital Asset Management, Inc. from July 1998 until February 2005. Dr. Weiser currently serves as a director of Manhattan Pharmaceuticals, Inc., VioQuest Pharmaceuticals, Inc. and Hana Biosciences, Inc. all publicly traded pharmaceutical companies. He also serves as a director of ZIOPHARM, Inc., and several other privately held biotechnology companies. Dr. Weiser completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College and received his M.D. from New York University School of Medicine, where he also completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience.

Kevan Clemens, Ph.D.—Director. Dr. Clemens served on the board of directors of Chelsea Operating Company since September 2004. In June 2004, Dr. Clemens retired after 30 years in the pharmaceutical industry. He was employed by Hoffmann-La Roche Inc. since May 1978, most recently as their Executive Vice President of Pharmaceutical Business. Prior to that he was Global Head of Specialty Care, Global Head of Project Management and the Head of Clinical Operations for North and South America. Previously, Dr. Clemens worked for over 20 years at Syntex as the Head of Pharmacoeconomics and in multiple positions in the sales and marketing divisions. Dr. Clemens obtained his Ph.D. in Chemistry from the University of London.

Neil Herskowitz—Director. Mr. Herskowitz served on the board of directors of Chelsea Operating Company since September 2004. He has served as the Managing Member of ReGen Partners LLC, an investment fund located in New York, and as the President of its affiliate, Riverside Claims LLC since June 1998. Mr. Herskowitz currently serves as a director of Manhattan Pharmaceuticals, Inc., a publicly traded pharmaceutical company. He also serves on the board of directors of Starting Point Services for Children, a not-for-profit corporation, and of Vacation Village, a 220-unit development in Sullivan County, New York. Mr. Herskowitz received a B.B.A. in Finance from Bernard M. Baruch College in 1978.

Johnson Y.N. Lau, M.B.B.S., M.D., F.R.C.P.—Director. Dr. Lau served on the board of directors of Chelsea Operating Company since September 2004. He currently serves as the Chairman of Kinex Pharmaceuticals, LLC, a position he has held since December 2003. Prior to that, Dr. Lau was an independent contractor from January 2003 until December 2003 and served in various capacities at Ribapharm Inc. from August 2000 until January 2003, including Chairman, President and Chief Executive Officer. Previously he was the Senior Vice President and Head of Research and Development at ICN Pharmaceuticals and Senior Director of Antiviral Therapy at Schering-Plough Research Institute. He has published over 200 scientific papers and 40 reviews and editorials in leading academic journals and was elected as a Fellow, Royal College of Physicians in 2004. Dr. Lau holds an M.B.B.S. and M.D. from the University of Hong Kong and the degrees of M.R.C.P. and F.R.C.P. from the Royal College of Physicians.

Jason Stein, M.D.—Director. Dr. Stein has served on the board of directors of Chelsea Operating Company since June 2004. Dr. Stein has served as the Senior Analyst at Paramount BioScience, LLC since February 2005 where he is responsible for medical, scientific and financial research of pharmaceutical products and technologies. Prior to that, he served as the Senior Analyst at Paramount BioCapital Asset Management, Inc. from January 2000 until February 2005. Dr. Stein is also an officer and/or director of several other privately held development-stage biotechnology companies. Dr. Stein received his B.A. from the University of Michigan and M.D. from Saba University.

David M. Tanen, J.D.—Director. Mr. Tanen served on the board of directors of Chelsea Operating Company since its inception in April 2002, and also as the Secretary for Chelsea Operating Company from April 2002 until December 2005. Mr. Tanen has served as a partner with Two Rivers Group Holdings, LLC, a venture capital firm focusing on investments in pharmaceutical and other healthcare related companies, since September 2004. From July 1996 through September 2004, Mr. Tanen served as an associate director and General Counsel of Paramount BioCapital Inc., an NASD member broker/dealer. Mr. Tanen also serves as a member of the board of directors of VioQuest Pharmaceuticals, Inc. and Manhattan Pharmaceuticals, Inc., both publicly traded pharmaceutical companies, and as an officer and/or director of several other privately held development-stage biotechnology companies. Mr. Tanen received his B.A. degree from George Washington University and his J.D. degree from Fordham University School of Law.

Required Vote

The seven nominees receiving the highest number of affirmative votes of the common stock present or represented and entitled to be voted for them shall be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEES SET FORTH HEREIN.

CORPORATE GOVERNANCE MATTERS

Composition of Our Board of Directors

Our amended and restated articles of incorporation and by-laws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our board of directors, provided that the number of directors shall not be less than three or more than seven. We currently have seven directors. Although our common stock is not listed on any of the New York Stock Exchange, American Stock Exchange or the Nasdaq Stock Market, our board of directors is composed of a majority of independent directors as required under the rules of such markets or exchanges.

Board Meetings and Committees

Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. The Board may also establish other committees from time to time to assist in the discharge of its responsibilities.

Our audit committee was established in February 2005 and is comprised of Mr. Herskowitz (Chairman), and Drs. Clemens and Lau. Our board of directors has determined that Dr. Lau qualifies as an “audit committee financial expert,” as that term is defined by SEC regulations. As indicated above, Dr. Lau has experience as the principal executive officer of a publicly held company traded on the New York Stock Exchange. The audit committee provides assistance to our Board of Directors in its oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, the procedures undertaken by the independent registered public accounting firm and our compliance with other regulatory and legal requirements. Although our common stock is not listed on any of the New York Stock Exchange, American Stock Exchange or the Nasdaq Stock Market, applicable SEC rules require us to determine whether Dr. Lau is also an “independent director,” as that term is defined by the listing standards of one of the foregoing stock markets. We have determined that Dr. Lau is an “independent director,” as that term is defined by Rule 4200(a)(15) of the Nasdaq listing requirements.

Our compensation committee was established in February 2005 and is comprised of Drs. Clemens (Chairman) and Stein, and Mr. Tanen. The compensation committee reviews and makes recommendations to our Board of Directors concerning the compensation and benefits of our executive officers and directors, administers our stock option and employee benefit plans, and reviews general policy relating to compensation and benefits.

Our nominating and corporate governance committee was established in February 2005 and is comprised of Dr. Lau (Chairman) and Messrs. Herskowitz and Tanen. The nominating and corporate governance committee is responsible for identifying and recommending qualified nominees to serve on our board of directors as well as developing and overseeing our internal corporate governance processes.

Information Regarding Meetings

During fiscal 2004, Philip Davis served as the sole member of our Board of Directors, and accordingly, all actions were taken by written consent.

Although we do not have a formal written policy with respect to Board members’ attendance at our annual meetings of shareholders, we strongly encourage all directors to attend.

Selection of Nominees for the Board of Directors

The nominating and corporate governance committee of our Board of Directors has the responsibility for establishing the criteria for recommending which directors should stand for re-election to our Board and the selection of new directors to serve on our Board. Although the committee has not formulated any specific minimum qualifications for director candidates, it has determined that desirable characteristics include strength of character, mature judgment, career specialization, relevant technical skills, diversity and independence.

Code of Ethics

Our Board of Directors has adopted a code of ethics for our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller, or persons performing similar functions. We will provide copies of our code of ethics without charge upon request. To obtain a copy of our code of ethics, please send your written request to Ivory Capital Corporation, 13950 Ballantyne Corporate Place, Suite 325, Charlotte, North Carolina 28277, Attn: Vice President, Administration.

Communications with the Board of Directors

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary or Assistant Corporate Secretary at our principal executive offices. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary or Assistant Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of the correspondence.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee serves or in the past has served as a member of another entity’s board of directors or compensation committee, which entity has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Compensation of Directors

All of our non-employee directors are reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings. As compensation for their service on our Board of Directors, Dr. Clemens, Mr. Herskowitz and Dr. Lau each received an option to purchase 316,892 shares of our common stock in September 2004 and Dr. Stein, Mr. Tanen and Dr. Weiser each received an option to purchase 79,223 shares of our common stock in January 2005. Each of these option grants was made pursuant to our 2004 Stock Plan. The grants to Dr. Clemens, Mr. Herskowitz and Dr. Lau vest in equal annual installments over two years and the grants to Dr. Stein, Mr. Tanen and Dr. Weiser vest in their entirety on the first anniversary of the date of grant.

Indemnification and Limitation of Director and Officer Liability

The Colorado Business Corporation Act (the “CBCA”), which currently governs Ivory’s corporate affairs, contains provisions permitting and, in some situations, requiring Colorado corporations to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation. Our articles and bylaws contain provisions requiring our indemnification of our directors and officers and other persons acting in their corporate capacities.

The CBCA permits indemnification of a director of a Colorado corporation, in the case of a third-party action, if the director:

•	conducted himself or herself in good faith;

•	reasonably believed that (a) in the case of conduct in his or her official capacity, his or her conduct was in the corporation’s best interest, or (b) in all other cases, his or her conduct was not opposed to the corporation’s best interest; and

•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The CBCA further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation. The statute limits the indemnification that a corporation may provide to its directors in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit.

In addition, we may enter into agreements with our directors providing contractually for indemnification consistent with the articles and bylaws. The CBCA also authorizes us to purchase insurance for our directors and officers insuring them against risks as to which we may be unable lawfully to indemnify them. We have obtained limited insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of officers and directors.

As to the exculpation or indemnification of directors, officers, and controlling persons for liabilities arising under the Securities Act of 1933, we have been advised that in the opinion of the SEC such exculpation or indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

If the Reincorporation Proposal is adopted, indemnification and limitations on director and officer liability will be governed by the Delaware General Corporation Law (the “DGCL”), the Chelsea Delaware Certificate of Incorporation and the Chelsea Delaware Bylaws, as described in detail below under “PROPOSAL TWO—REINCORPORATION PROPOSAL.”

PROPOSAL TWO

REINCORPORATION PROPOSAL

Introduction

The following discussion summarizes certain aspects of the proposal to change the state of incorporation of Ivory from Colorado to Delaware (the “Reincorporation”). The Reincorporation will be accomplished by merging Ivory with and into its newly created, wholly-owned subsidiary, Chelsea Therapeutics International, Ltd., a Delaware corporation (“Chelsea Delaware”). On June 16, 2005, the Board of Directors of Ivory unanimously approved the Agreement and Plan of Merger attached hereto as Appendix A (the “Plan of Merger”), pursuant to which Ivory will merge with and into Chelsea Delaware, with Chelsea Delaware remaining as the surviving corporation (the “Merger”). As the surviving corporation, Chelsea Delaware will become the parent and sole shareholder of Chelsea Therapeutics, Inc., a Delaware corporation and the corporation through which substantially all business operations are conducted (“Chelsea Operating Company”).

The Merger will also have the effect of Ivory Capital Corporation changing its corporate name to “Chelsea Therapeutics International, Ltd.” (the “Name Change”). In addition, subject to the rights of dissenters as described below, the Plan of Merger provides that each share of Ivory common stock will be converted into the right to receive one-ninth (1/9th) of a share of Chelsea Delaware common stock (the “Share Exchange”). Fractional shares of Chelsea Delaware common stock will not be issued in the Share Exchange. In lieu thereof, holders of Ivory common stock who would otherwise be entitled to receive a fractional share of Chelsea Delaware common stock, after aggregating all such shares issuable in the Merger, will receive a cash payment equal to the fair market value of such fractional share as of the effective date of the Merger. Ivory common stock is currently listed for trading on the OTC Bulletin Board under the symbol “IVRC.” After the Merger, Chelsea Delaware common stock bill continue to be traded on the OTC Bulletin Board, without interruption, under the symbol “IVRC.” After the Merger, we intend to explore the listing of Chelsea Delaware common stock on a national stock exchange. In the event we are successful in listing the Chelsea Delaware common stock on a national exchange, we will consider amending the trading symbol at that time.

Each of the actions and agreements described in this Proposal Two, including without limitation the Reincorporation, the Plan of Merger, the Merger, the Share Exchange, and the Name Change are referred to herein collectively as the “Reincorporation Proposal.”

It is anticipated that the Merger will become effective as soon as practicable following shareholder approval. However, the Plan of Merger provides that the Merger may be abandoned prior to the effective time thereof, either before or after shareholder approval, by our Board of Directors. In the event the Merger is abandoned, the existing articles of incorporation and bylaws of Ivory would remain in effect.

The following discussion is not a complete statement of the terms of the Plan of Merger, the provisions affecting, and differences between, your rights as a shareholder of Ivory and your rights as a shareholder of Chelsea Delaware, or any other aspect of the Reincorporation Proposal. The discussion is qualified in its entirety by reference to the Plan of Merger, the proposed Amended and Restated Certificate of Incorporation of Chelsea Delaware (the “Chelsea Delaware Certificate of Incorporation”), the form of which is attached hereto as Appendix B, and the proposed Amended and Restated Bylaws of Chelsea Delaware (the “Chelsea Delaware Bylaws”), the form of which is attached hereto as Appendix C.

Throughout this proxy statement, the terms “Ivory” and the “Company,” as well as terms such as “we,” “us” or “our,” refer to Ivory Capital Corporation, the existing Colorado corporation, and the term “Chelsea Delaware” refers to Chelsea Therapeutics International, Ltd., the new Delaware corporation and surviving entity in the proposed reincorporation.

SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS SECTION OF THE PROXY STATEMENT, INCLUDING THE RELATED APPENDICES REFERENCED HEREIN AND ATTACHED TO THIS PROXY STATEMENT, BEFORE VOTING ON THE REINCORPORATION PROPOSAL.

Principal Reasons for the Reincorporation

Operations of Chelsea Operating Company

On February 11, 2005, Ivory completed its acquisition of Chelsea Operating Company by causing its wholly owned subsidiary to merge with and into Chelsea Operating Company, with Chelsea Operating Company remaining as the surviving corporation and a wholly owned subsidiary of Ivory. As a result of this merger:

•	Ivory, which had no material operations immediately prior to the merger, acquired the business of Chelsea Operating Company, which since April 2002 has been engaged in the acquisition and development of innovative products for the treatment of a variety of human diseases;

•	each outstanding share of common stock and Series A Preferred Stock of Chelsea Operating Company was converted into approximately 10.56 shares of common stock of Ivory and outstanding options and warrants to purchase either common stock or Series A Preferred Stock of Chelsea Operating Company were assumed by Ivory and converted into options and warrants to purchase shares of Ivory common stock at the same ratio;

•	a change of control of Ivory resulted, with the former stockholders of Chelsea Operating Company owning approximately 96.75% of Ivory’s voting securities assuming the conversion of all outstanding options and warrants; and

•	the individuals who comprised the board of directors and officers of Chelsea Operating Company replaced all of the existing directors and officers of Ivory.

Following the February 2005 merger transaction with Chelsea Operating Company, Ivory moved its executive offices to Charlotte, North Carolina (the location of Chelsea Operating Company’s executive offices) and no longer has any other connection with Colorado. Having adopted the business of Chelsea Operating Company, we believe changing our corporate name to “Chelsea Therapeutics International, Ltd.” will be more reflective of the business in which we are now engaged.

Prominence, Predictability and Flexibility of Delaware Law

Reincorporating under Delaware law is advisable because Delaware is a nationally recognized leader in adopting and implementing comprehensive and flexible corporate laws. The DGCL, which has governed the affairs of Chelsea Operating Company since its inception, is frequently revised and updated to accommodate changing legal and business needs. Given the recent changes in the composition of our management and board of directors, and the fact that substantially all of our operations are conducted through our Delaware subsidiary, Chelsea Operating Company, we think it will be beneficial to Ivory and its shareholders to obtain the benefits of Delaware corporate law.

Delaware has also established a specialized court, the Court of Chancery, having exclusive jurisdiction over matters relating to the DGCL. The Chancery Court has no jurisdiction over criminal and tort cases, and corporate cases are heard by judges, without juries, who have many years of experience with corporate issues. Traditionally, this has meant that the Delaware courts are able in most cases to process corporate litigation relatively quickly and effectively. By comparison, many states, including Colorado, do not have a specialized judiciary over matters relating to corporate issues.

Delaware courts have developed considerable expertise in dealing with corporate legal issues and produced a substantial body of case law construing Delaware corporate laws, with multiple cases concerning areas that no Colorado court has considered. Because our judicial system is based largely on legal precedents, the abundance of Delaware case law should serve to enhance the relative clarity and predictability of many areas of corporate law, which should offer added advantages to Ivory by allowing our board of directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions.

Both Colorado and Delaware law permit a corporation to include a provision in its certificate or articles of incorporation which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. We desire to reduce these risks to our directors and officers and to limit situations in which monetary damages can be recovered against directors so that we may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. We believe that, in general, Delaware law provides greater protection to directors than Colorado law and that Delaware case law regarding a corporation’s ability to limit director liability is more developed and provides more guidance than Colorado law.

Reincorporation Merger; Effect on Company Stock

In accordance with the Plan of Merger, if the shareholders approve the Reincorporation Proposal and the Merger is effected,

•	Ivory will be merged with and into Chelsea Delaware, Chelsea Delaware will remain as the surviving corporation and Ivory’s existence as a Colorado corporation will cease;

•	pursuant to the Share Exchange, each holder of outstanding Ivory common stock will receive one share of Chelsea Delaware common stock for every nine shares of Ivory common stock held by such holder;

•	all outstanding options, warrants and other rights to purchase shares of Ivory common stock will automatically convert into an option, warrant or right to purchase one-ninth (1/9th) of the number of shares of Chelsea Delaware common stock at a purchase price equal to nine times the purchase price of such option, warrant or other right to purchase Ivory common stock;

•	the name of the surviving corporation will be “Chelsea Therapeutics International, Ltd.” and the OTC Bulletin Board trading symbol for the surviving corporation will be “IVRC.”

The Reincorporation will not result in any change in our business, management, fiscal year, assets or liabilities or location of our principal offices and facilities. The seven directors who will be elected at the annual meeting will become the directors of Chelsea Delaware. All employee benefit, stock option and incentive plans of Ivory will be assumed and continued by Chelsea Delaware, and each option or right issued pursuant to such plans will automatically be converted into an option or right to purchase shares of Chelsea Delaware common stock on the same terms and subject to the same conditions, subject to appropriate adjustment to reflect the ratio of the Share Exchange. Shareholders should note that approval of the Reincorporation Proposal will also constitute approval of the assumption of these plans by Chelsea Delaware, as well as the assumption and continuance by Chelsea Delaware of all other employee benefit arrangements Ivory currently has in effect.

As noted above, after the Merger, the shares of Chelsea Delaware common stock will continue to be traded, without interruption, on the OTC Bulletin Board, under the trading symbol “IVRC.” After the Merger, we intend to explore the listing of Chelsea Delaware common stock on a national stock exchange. In the event we are successful in listing the Chelsea Delaware common stock on a national exchange, we will consider amending the trading symbol at that time.

We believe that the Merger and other aspects of the Reincorporation Proposal will not affect any material contracts Ivory, Chelsea Operating Company or Chelsea Delaware has with third parties and that Ivory’s rights and obligations under such material contractual arrangements will continue and be assumed by Chelsea Delaware.

Charter Instruments

If the Reincorporation Proposal is approved, the certificate of incorporation and bylaws of Chelsea Delaware, in substantially the forms attached hereto as Appendices B and C, will govern the surviving corporation following the Merger.

Post-Merger Board of Directors and Officers

The post-Merger Board of Directors of Chelsea Delaware will be composed of the current directors of Ivory. The persons who serve as officers of Ivory at the effective time of the Reincorporation will serve as the officers of Chelsea Delaware after the Reincorporation.

Comparative Rights of Holders of Ivory Stock and Chelsea Delaware Stock

If the Reincorporation Proposal is approved by the requisite shareholder vote at the annual meeting, the holders of Ivory capital stock, whose rights are currently governed by the CBCA and Ivory’s Articles of Incorporation and Bylaws, will become stockholders of Chelsea Delaware, which is governed by the DGCL. Accordingly, following the Reincorporation, their rights will be governed in accordance with the DGCL and the Chelsea Delaware Certificate of Incorporation and Chelsea Delaware Bylaws. Certain differences in the rights of shareholders arise from distinctions between the CBCA and the DGCL, as well as from Ivory’s charter instruments as compared to Chelsea Delaware’s charter instruments. The following is a brief description of those differences. This discussion is not intended to be a complete statement of the differences, but rather a summary of the more significant differences affecting the rights of such shareholders and certain important similarities. The identification of certain provisions or differences is not meant to indicate that other equally or more significant differences do not exist. The following summary discussion is qualified in its entirety by reference to the CBCA, DGCL, Ivory’s Articles of Incorporation and Bylaws, the Chelsea Delaware Certificate of Incorporation and the Chelsea Delaware Bylaws, to which you are referred.

Authorized Capital Stock

Colorado. Ivory’s Articles of Incorporation authorize the issuance of up to 810,000,000 shares of capital stock, 800,000,000 of which are designated as common stock, no par value per share, and 10,000,000 of which are designated as preferred stock, no par value per share. As of the Record Date (i) there were 111,317,378 shares of Ivory’s common stock issued and outstanding, and (ii) no shares of Ivory’s preferred stock issued and outstanding. Ivory’s articles of incorporation provide that the Board of Directors with broad authority to designate one or more series of preferred stock, fix the number of shares for each such series and determine the rights and restrictions of each such series.

Delaware. The Chelsea Delaware Certificate of Incorporation authorizes the issuance of up to 45,000,000 shares common stock, with $0.0001 par value per share, and 5,000,000 shares of preferred stock with $0.0001 par value per share. As of the Record Date (i) there were 100 shares of Chelsea Delaware’s common stock issued and outstanding, all of which are held by Ivory and all of which will be cancelled in connection with the Merger, and (ii) no shares of Chelsea Delaware’s preferred stock issued and outstanding. The Chelsea Delaware Certificate of Incorporation also provides the Board of Directors with broad authority to designate one or more series of preferred stock, fix the number of shares for each such series and determine the respective rights and restrictions of each such series.

The Board of Directors has no immediate plans to issue any additional shares of common stock (other than through the exercise of options and warrants) or preferred stock either before or after the Merger. However, the large number of authorized and unissued shares provided for in the Chelsea Delaware Certificate of Incorporation will provide Chelsea Delaware with the flexibility to undertake various types of transactions after the Merger, including stock splits, financings, increases in the shares reserved for issuance pursuant to stock option and other incentive plans, acquisitions and other corporate transactions not yet determined. The additional shares available for future issuance could also be uses by Chelsea Delaware to oppose a hostile takeover attempt or delay or prevent changes in control or management. For example, without further stockholder approval, the Chelsea Delaware Board of Directors could sell shares of preferred stock to investors that oppose a takeover or favor the current Board of Directors. Although we are not aware of any hostile takeover attempt, shareholders should be aware that such additional authorized shares could be used to deter or prevent changes in control of Chelsea Delaware.

Number and Classes of Directors

Colorado. The CBCA requires a corporation to have at least one director and requires that the number of persons constituting a corporation’s board of directors, whether a specific number or a range of size, be fixed by or in accordance with the bylaws. Colorado law permits either the board of directors or the shareholders to amend the provision in the bylaws that establishes the number of directors. The CBCA permits staggered terms for directors divided into two or three groups if the articles so provide. Ivory’s Bylaws provide that the Board of Directors shall comprise at least three (3) directors, and not more than seven (7) directors, the number determined from time to time by the Directors. Ivory has seven directors as of the Record Date. Ivory’s charter documents do not provide for staggered terms for directors.

Delaware. The DGCL requires a corporation to have one or more directors, the number of directors to be fixed by, or in the manner provided in, the bylaws or by the certificate of incorporation. The DGCL permits staggered terms for directors divided into two or three groups if the certificate of incorporation, the initial bylaws, or bylaws adopted by the stockholders of the corporation so provide. Chelsea Delaware’s charter documents do not provide for staggered terms for directors.

The Chelsea Delaware Bylaws provide that Chelsea Delaware shall have at least five directors, and not more than nine directors, the number to be determined from time to time by resolution of the board. Upon completion of the Merger, the size of the Chelsea Delaware Board of Directors will be set at seven and such Board of Directors will be comprised of Ivory’s current Board of Directors, assuming they are re-elected at the annual meeting.

Removal of Directors

Colorado. Under the CBCA, shareholders may remove a director with or without cause if the corporation’s articles do not provide otherwise and if the number of votes cast in favor of removal exceeds the number of votes cast against removal. If, however, a director was elected by a “voting group” of shareholders, only the shareholders of that voting group may vote to remove the director. A “voting group” is all the shares of one or more classes or series entitled to vote together pursuant to the CBCA or a corporation’s articles. Ivory’s Articles of Incorporation do not limit a shareholder’s right to vote to remove a director without cause. Ivory’s Bylaws provide that the directors of Ivory may be removed at any time, with or without cause, in the manner provided in the CBCA.

Delaware. Under the DGCL, the general rule is that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Chelsea Delaware’s Bylaws provide that the directors of Chelsea Delaware may be removed at any time, with or without cause, by the affirmative vote of holders of at least a majority of the voting shares entitled to vote at an election of directors.

Filling Vacancies on the Board of Directors

Colorado. Under the CBCA, unless the articles of incorporation provide otherwise, any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders or the board of directors. If the number of directors remaining in office constitute fewer than a quorum of the board, the remaining board members may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group, and if any remaining directors were elected by such voting group, only such directors may vote to fill the vacancy if it is filled by directors, or, if it is filled by the shareholders, only such voting group may vote to fill the vacancy. Ivory’s Articles of Incorporation do not alter these procedures.

Delaware. Under the DGCL, unless the certificate of incorporation or bylaws provide otherwise, vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class of stock or series are entitled to elect one or more directors by the certificate of incorporation, vacancies may be filled by a majority of the directors elected by such class, or by a sole remaining director. Neither the Chelsea Delaware Certificate of Incorporation nor the Chelsea Delaware Bylaws alter these provisions, which means vacancies on the Chelsea Delaware Board of Directors can be filled by the a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Shareholder Power to Call Special Meeting of Shareholders

Colorado. Under the CBCA and Ivory’s bylaws, a special meeting of shareholders may be called by Ivory’s President, the Ivory Board of Directors, or shareholders representing at least ten percent of the votes entitled to be cast on any proposed issue by delivering a signed and dated written demand to the corporation stating the purpose for the meeting.

Delaware. Under the DGCL, a special meeting of the stockholders may be called by the board of directors or by such other persons as may be authorized by the certificate of incorporation or by the bylaws. The Chelsea Delaware Certificate of Incorporation and Chelsea Delaware Bylaws provide that only the Chelsea Delaware Board of Directors or the holders of a majority of outstanding stock can call a special meeting of stockholders.

Right to Inspect Corporate Records

Colorado. Under the CBCA, a shareholder is entitled to inspect, upon five days written notice to the corporation (i) the articles of incorporation, (ii) the bylaws, (iii) all minutes of shareholders’ meetings and records of all action taken by shareholders without a meeting, for the past three years, (iv) all written communications within the past three years to shareholders, (v) the names and business addresses of current directors and officers, (vi) the most recent corporate report, and (vii) the annual and published financial statements for the past three years. In addition, in some circumstances a shareholder is entitled to inspect excerpts from board, shareholder and committee minutes, accounting records and the corporation’s share register. A shareholder may only inspect these additional corporate records if he or she has been a shareholder for at least three months preceding his or her demand or holds at least 5% of all the outstanding shares of any class of shares, and if such demand is made in good faith and for a proper purpose. The requested corporate records, must be described with reasonable particularity and relate to the stated purpose.

Delaware. Under the DGCL, any stockholder shall, upon written demand under oath stating the purpose thereof, have the right to inspect (i) the corporation’s stock ledger, a list of its stockholders, and its other books and records, and (ii) to a limited extent, a subsidiary’s books and records.

Dissenter/Appraisal Rights

Colorado. Under Colorado law, a shareholder is entitled to dissent and obtain payment of the fair value of his or her shares in the event of a consummation of (i) a plan of merger if shareholder approval is required or if the corporation is merging into its parent, (ii) a plan of share exchange if the corporation is acquired, (iii) a sale, lease, exchange or disposition of all, or substantially all of the corporate property, or the property of an entity controlled by the corporation, if shareholder approval is required, (iv) a reverse split that reduces the number of shares owned to a fraction or to scrip, or (v) any corporate action to the extent provided by the bylaws or a board resolution. A shareholder is not entitled to dissenter’s rights with respect to a merger, share exchange or asset disposition if (i) the shares were listed either on a national securities exchange or national market system, or were held of record by more than 2,000 holders and (ii) if such shareholders receive only shares of the surviving corporation, shares of any other corporation that are either listed on a national securities exchange or national market system or were held of record by more than 2,000 holders, or cash in lieu of fractional shares of such corporations. To exercise such appraisal rights, a shareholder must: (i) have been a record holder of the shares as to which he or she seeks relief on the record date, (ii) cause the corporation to receive written notice of his or her intent to demand payment before the vote is taken, (iii) not have voted his or her shares in favor of the proposal, and (iv) respond to the dissenters’ notice delivered by the corporation to the shareholders. As described below, Ivory’s shareholders are entitled to dissenters’ rights in connection with the Merger.

Delaware. Under Delaware law, a stockholder is entitled to dissent and obtain payment of the fair value of his or her shares if the stockholder has continuously held such shares through the effective date of the merger or consolidation, has neither voted in favor of the merger or consolidation, nor consented thereto in writing, and has perfected his or her appraisal rights. Dissenters rights for any class or series of stock are not available if a corporation’s stock is either (i) listed on a national securities exchange or designated as a national market system security, or (ii) held of record by more than 2,000 holders, provided that such stockholders receive (i) only shares of the surviving corporation, (ii) shares of any other corporation that are either listed on a national securities exchange, designated as a national market system security, or are held of record by more than 2,000 holders, or (iii) cash in lieu of fractional shares of such corporations. Further, no dissenter’s rights are available to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under certain provisions of Delaware law.

Limitations on Director Liability

Colorado. The CBCA allows a corporation to include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of a fiduciary duty as a director, except for (i) any breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) distributions that are illegal under applicable law, (iv) any transaction from which the director derived an improper personal benefit, or (v) any act or omission occurring prior to the date when the provision in the charter eliminating or limiting liability became effective. Ivory’s Articles of Incorporation eliminates director liability to the fullest extent permissible under Colorado law.

Delaware. The Chelsea Delaware Certificate of Incorporation and Chelsea Delaware Bylaws also eliminate the liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as amended from time to time. Under Delaware law, such provision may not eliminate or limit director monetary liability for (i) breaches of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omission not in good faith or involving intentional misconduct or knowing violations of law, (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions, (iv) transactions in which the director received an improper personal benefit, or (v) any act or omission occurring prior to the date when such provision became effective.

Indemnification

Colorado. Ivory’s Articles of Incorporation provide that Ivory may indemnify any director, officer, employer, fiduciary, or agent of Ivory to the full extent permitted by the CBCA. The CBCA provides that, unless the articles of incorporation provide otherwise, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in a legal proceeding to which such director or officer was a party due to his or her position or former position with the corporation. A corporation may also indemnify a person made a party to a legal proceeding due to his or her current or former position as a director of the corporation if such director acted in good faith, had no reasonable cause to believe his or her conduct was unlawful, and if acting in an official capacity, acted in the corporation’s best interest, or if acting in an unofficial capacity, acted in a manner not opposed to the corporation’s best interests. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in any other proceeding in which the director was adjudged liable on the basis of deriving an improper personal benefit. The CBCA permits corporations to indemnify officers, employees, fiduciaries and agents to the same extent as directors.

Delaware. The Chelsea Delaware Certificate of Incorporation also provides that Chelsea Delaware will indemnify officers, directors, employees and agents to the fullest extent permitted by law. Delaware law generally permits a corporation to indemnify its former and current directors, officers, employees or agents for expenses and losses, including attorney’s fees, actually and or reasonably incurred in connection with an action, suit or proceeding if the person acted in good faith, in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and had no reasonable cause to believe the person’s conduct was unlawful, provided there is such a determination by a majority vote of a disinterested directors, even though less than a quorum, by independent legal counsel or by the stockholders.

Amendment of Articles/Certificate and Bylaws

Colorado. The CBCA provides that the board of directors may amend the articles prior to the issuance of shares, and thereafter the board of directors may make certain amendments to the articles without shareholder approval, including deleting the names of the initial directors and initial registered agent. Other amendments must be proposed by the board of directors or by the holders of at least 10% of the shares entitled to vote on such amendments, and, unless the articles or bylaws adopted by the shareholders provide otherwise, be approved by the shareholders by a majority vote of all shares entitled to vote. Shareholders are entitled to vote as a voting group on certain amendments that would affect the rights of such voting group. The board of directors may amend Ivory’s Bylaws at any meeting of directors at which a quorum is present.

Delaware. The DGCL provides that, before a corporation has received payment for any of its stock, a majority of the incorporators or directors, if named in the original certificate, may amend the certificate of incorporation. Thereafter, if a corporation has received payment for any of its capital stock, an amendment requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon. If the rights of a class of shareholders are affected by the amendment, the holders of the outstanding shares of such class shall be entitled to vote whether or not entitled to vote thereon by the certificate of incorporation. The DGCL provides that whenever the certificate of incorporation requires a vote of greater number or proportion than Delaware law, an amendment altering such provision requires such greater vote. The DGCL provides that, before a corporation has received payment for any of its stock, a majority of the incorporators or directors, if named in the original certificate, may amend the bylaws. After a corporation has received payment for any of its capital stock, the power to amend or repeal the bylaws shall be in the stockholders entitled to vote, unless the certificate of incorporation confers the power upon the directors. The Chelsea Delaware Certificate of Incorporation does not require a higher shareholder vote for amendment of the certificate. The Chelsea Delaware Certificate of Incorporation does confer the power to amend and alter the Chelsea Delaware Bylaws upon the directors.

Actions by Shareholders Without a Meeting

Colorado. The CBCA provides that, unless the article provide otherwise, actions required or permitted to be taken at annual or special meetings of the Company’s shareholders can be taken without a meeting if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. Ivory’s Articles of Incorporation do not limit the ability of shareholders to act by written consent.

Delaware. Under the DGCL, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at annual or special meetings of the stockholders can be taken without a meeting, prior notice or vote, if a consent, setting forth the action, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Chelsea Delaware Certificate of Incorporation does not alter this provision.

Actions by Directors Without a Meeting

Colorado. The CBCA provides that, unless the bylaws require certain actions to be voted upon at a meeting of the board of directors, any action required or permitted to be taken at a board of directors meeting can be taken by written action if signed by all of the directors. Ivory’s Bylaws do not alter this provision.

Delaware. The DGCL provides that, unless otherwise restricted by the certificate of incorporation or bylaws, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all members of the board consent to the action in writing. The Chelsea Delaware Certificate of Incorporation and Chelsea Delaware Bylaws do not alter this provision.

Takeover Statutes/ Anti-Greenmail Provisions

Colorado. The CBCA does not contain provisions designed to deter takeovers of public corporations, nor does it contain an anti-greenmail provision.

Delaware. Section 203 of the DGCL prevents a “business combination” between an “interested stockholder” and a Delaware corporation for a period of three years after such stockholder became an interested stockholder, unless certain conditions are met. The Delaware statute defines a business combination as any merger or consolidation, any sale, lease, exchange or other disposition of 10% or more of a corporation’s assets, or any transaction (subject to certain exceptions) which results in the transfer of stock of a corporation to the interested stockholder, increases his proportionate ownership of a corporation’s stock or results in such interested stockholder receiving the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. The Delaware statute defines an interested stockholder as (subject to certain exceptions) any person who is the owner of 15% or more of the outstanding voting stock of the corporation or a person who is an affiliate or associate of the corporation who became the owner of 15% or more of the outstanding voting stock of the corporation within the three-year period prior to the date on which it is sought to determine whether such stockholder is interested. A business combination is exempt from the effect of the statute if, among other things, either (i) prior to the date the stockholder became interested, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming interested, (ii) upon consummation of the transaction that resulted in the stockholder becoming interested, such stockholder owned at least 85% of the corporation’s voting stock at the time the transaction consummated, or (iii) on or after the date the stockholder becomes interested, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

The anti-takeover statute provides that the certificate of incorporation of a Delaware corporation may provide that the corporation expressly elects not to be governed by the statute. Chelsea Delaware will be governed by the anti-takeover statute, except that the Chelsea Delaware Certificate of Incorporation provides that Jason Stein, Michael Weiser, the Rosenwald 2000 Family Trust, the Lindsay A. Rosenwald 2000 (Delaware) Irrevocable Indenture of Trust, the Lindsay A. Rosenwald Alaska Irrevocable Indenture of Trust, the Lindsay A. Rosenwald Rhode Island Irrevocable Indenture of Trust, or the Lindsay A. Rosenwald Nevada Irrevocable Indenture of Trust, or any successor to all or substantially all of their assets, or any successor to all or substantially all of their assets, or any affiliate thereof, or any person or entity to which any of the foregoing stockholders transfers shares of Chelsea Delaware voting stock in a transaction other than an underwritten, broadly distributed public offering, regardless of the total percentage of Chelsea Delaware voting stock owned by such stockholder or such person or entity, shall not be deemed an “interested stockholder” for purposes of Section 203 of the Delaware General Corporation Law.

Reincorporating in Delaware and subjecting the Company to the anti-takeover statute, with the exception of the stockholders specifically excluded from the definition of an “interested stockholder”, will make it more difficult for a person who seeks to acquire control of Chelsea Delaware or to effect a business combination with Chelsea Delaware, such as a tender offer, to do so without management’s approval, thereby making it more difficult to remove existing management of Chelsea Delaware. The Delaware statute could, therefore, potentially have an adverse impact on stockholders who wish to participate in any such tender offer or other transactions even where such transaction may be favorable to the interests of the stockholders.

The Reincorporation could have the effect of discouraging hostile tender offers, proxy contests or other transactions by forcing potential acquirors to negotiate with incumbent management. The disadvantages to stockholders of the Reincorporation in Delaware include reducing the likelihood that a hostile tender offer at a premium over market price for Chelsea Delaware shares will be made. The Reincorporation will have a practical effect on stockholders by making it more difficult to remove existing management without such management’s approval.

Interested Director Transactions

Under both Delaware and Colorado law, contracts or transactions in which one or more of a corporation’s directors has an interest are generally not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under Delaware and Colorado law. To authorize or ratify the transaction, under Colorado law (i) either the shareholders or the disinterested members of the board of directors must approve any such contract or transaction in good faith after full disclosure of the material facts, or (ii) the contract or transaction must have been fair as to the corporation. The same requirements apply under Delaware law, except that the fairness requirement is tested as of the time the transaction is authorized, ratified or approved by the board, the shareholders or a committee of the board. Under both Colorado and Delaware law, if board approval is sought, the contract or transaction must be approved by a majority vote of the disinterested directors (though less than a majority of a quorum), except that interested directors may be counted for purposes of establishing a quorum.

Dissolution

Colorado. If the board of directors initially approves the dissolution proposal, unless the articles of incorporation, bylaws, or the board of directors require a greater vote, the proposal must be approved by each voting group entitled to vote separately on the proposal by a majority of all the votes entitled to be cast on the proposal by that voting group. Under Colorado law, shareholders may only initiate dissolution by way of a judicial proceeding. Ivory’s Articles of Incorporation and Bylaws do not alter this provision.

Delaware. If a majority of the board of directors initially approves the dissolution proposal, the proposal must be approved by a majority of the outstanding stock of the corporation entitled to vote thereon. Dissolution of a corporation may also be authorized without director action if all the stockholders entitled to vote thereon consent in writing.

Appraisal Rights/Dissenter’s Rights

Set forth below is a summary of dissenters’ rights available to Ivory’s shareholders relating to the Reincorporation Proposal. This summary is not intended to be a complete statement of applicable Colorado law and is qualified in its entirety by reference to Article 113 of the CBCA, set forth in its entirety as Appendix D.

Right to Dissent.

Shareholders of Ivory are entitled to dissent from the Merger and Reincorporation Proposal and obtain payment of the fair value of their shares if and when the Merger is completed. A shareholder entitled to dissent and to obtain payment for their shares under Article 113 of the CBCA may not challenge the corporate action (i.e. the Reincorporation Proposal) creating the right to dissent unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Under Section 7-113-103 of the CBCA, a record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts.

Section 7-113-103(2) of the CBCA provides that a beneficial shareholder may asset dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if (a) the beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent no later than the time the beneficial shareholder asserts dissenters’ rights, and (b) the beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

Ivory will require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to Ivory that that beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights.

Procedure for Exercise of Dissenters’ Rights.

Ivory shareholders are entitled to assert dissenters’ rights under Article 113 of the CBCA with respect to the Reincorporation Proposal. An Ivory shareholder who wishes to assert dissenters’ rights must (a) cause Ivory to receive, before the vote is taken on the Reincorporation Proposal, written notice of the shareholder’s intention to demand payment for the shareholder’ shares if the Reincorporation is effectuated; and (b) not vote the shares in favor of the Reincorporation Proposal. A shareholder who does not satisfy the foregoing requirements will not be entitled to demand payment for his or her shares under Article 113 of the CBCA.

If the Reincorporation Proposal is authorized, Ivory must give a written notice to dissenters who are entitled to demand payment for their shares. The notice required to be given by Ivory must be given no later than 10 days after the effective date of the Merger (the “Effective Date”) and (a) state that the Reincorporation Proposal was authorized and state the Effective Date or proposed Effective Date; (b) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after a payment demand is received; (c) supply a form for demanding payment, which form will request a dissenter to state an address to which payment is to be made; (d) set the date by which Ivory must receive the payment demand, which date must not be less than 30 days after the date the notice is given; (e) state that if a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to Ivory that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation of the ability to exercise dissenters’ rights; and (f) be accompanied by a copy of Article 113 of the CBCA.

A shareholder who is given a dissenters’ notice to assert dissenters’ rights and who wishes to exercise dissenters’ rights must, in accordance with the terms of the dissenters’ notice, cause Ivory to receive a payment demand, which may be a payment demand form supplied by Ivory, duly completed, or some other acceptable writing. A shareholder who demands payment in accordance with the foregoing retains all rights of a shareholder, except the right to transfer the shares, until the Effective Date, and has only the right to receive payment for the shares after the Effective Date. The demand for payment is irrevocable, except that if the Effective Date does not occur within 60 days after the date set by Ivory by which it must receive the payment demand, Ivory must release the transfer restrictions imposed on uncertificated shares. If the Effective Date occurs more than 60 days after the date set by Ivory, by which it must receive the payment demand, then Ivory must send a new dissenters’ notice. A shareholder who does not demand payment as required by the date or dates set in the dissenters’ notice is not entitled to payment for his or her shares.

At the Effective Date or upon a receipt of a payment demand, whichever is later, Ivory will pay each dissenter who complied with the notice requirements discussed above Ivory’s estimate of the fair value of the dissenter’s shares, plus accrued interest. Payment will be accompanied by Ivory’s audited balance sheet as of the end of its most recent fiscal year, an income statement for that year, an audited statement of changes in shareholders’ equity for that year and an audited statement of cash flow for that year, as well as the latest available financial statements for the interim period, which interim financial statements need not be audited. Payment will also be accompanied by a statement of Ivory’s estimate of the fair value of the shares and an explanation of how the interest was calculated, along with a statement of the dissenter’s right to demand payment if the dissenter is dissatisfied with the payment and a copy of Article 113 of the CBCA.

If a dissenter is dissatisfied with the payment, the dissenter may give notice to Ivory in writing of the dissenter’s estimate of fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made prior to such notice, or the dissenter may reject Ivory’s offer and demand payment of the fair value of the shares and interest due if: (a) the dissenter believes that the amount paid or offered is less than the fair value of the shares or that the interest was incorrectly calculated; (b) Ivory fails to make payment within 60 days after the date set by Ivory by which it must receive the payment demand; or (c) Ivory does not release the transfer restrictions imposed on uncertificated shares, then Ivory must send a new dissenters’ notice. A dissenter waives the right to demand payment under this paragraph unless the dissenter causes Ivory to receive the notice required within 30 days after Ivory made or offered payment for the shares of the dissenter.

Judicial Appraisal of Shares.

If a demand for payment made by a dissatisfied dissenter as set forth above is unresolved, Ivory may, within 60 days after receiving the payment demand, commence a proceeding and petition a court to determine the fair value of the shares and accrued interest. If Ivory does not commence the proceeding within the 60-day period, it must pay to each dissenter whose demand remains unresolved the amount demanded. Ivory must commence the proceeding described above in the District Court of the City and County of Littleton, Colorado. Ivory must make all dissenters whose demands remain unresolved parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. One or more persons may be appointed by the court as appraisers to receive evidence and recommend a decision on the question of fair value. The proceeding will be entitled to the same discovery rights as parties in other civil proceedings. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by Ivory, or the fair value, plus interest, of a dissenter’s shares for which Ivory elected to withhold payment.

The court in an appraisal proceeding will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against Ivory, except that the court may assess costs against all or some of the dissenters, in the amount the court finds equitable, to the extent the court finds that dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the courts find equitable: (a) against Ivory and in favor of any dissenters if the court finds that Ivory did not substantially comply with the procedures for the exercise of dissenters’ rights set forth above; or (b) against either Ivory or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Article 113 of the CBCA. If the court finds that the services of counsel for any dissenter were of substantial benefit to the other dissenters similarly situated, and that the fees for those services should not be assessed against Ivory, the court may award to said counsel reasonable fees to be paid out of the amount awarded to the dissenters who were benefited.

Federal Income Tax Consequences of the Reincorporation

The following is a discussion of certain United States federal income tax considerations that may be relevant to holders of Ivory common stock who receive Chelsea Delaware common stock as a result of the Reincorporation. The discussion does not address all of the tax consequences of the proposed Reincorporation that may be relevant to you, such as consequences to non-United States persons or dealers in securities. Furthermore, no foreign, state, or local tax considerations are addressed herein. THE U.S. FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO THE PROPOSED REINCORPORATION ARE COMPLEX AND ARE SUBJECT TO CHANGE (EITHER ON A PROSPECTIVE OR RETROACTIVE BASIS), AND THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL THE POSSIBLE TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

Ivory believes that the Reincorporation should qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, subject to the qualifications above, for federal income tax purposes, the holders of Ivory common stock should not recognize any gain or loss upon receipt of common stock of Chelsea Delaware by reason of the Reincorporation. Each share of Chelsea Delaware common stock that you acquire by reason of the Reincorporation should have the same tax basis and the same holding period as the Ivory common stock transferred in exchange therefor, provided that you hold such shares of Ivory common stock as a capital asset on the date the Reincorporation is effected.

We have not requested a ruling from the Internal Revenue Service (the “IRS”) with respect to whether the proposed Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code or the federal income tax consequences of the proposed Reincorporation under the Code. A successful IRS challenge to the federal tax treatment of the proposed Reincorporation as a Code Section 368(a) Reorganization could result in a shareholder’s recognizing gain or loss with respect to each share of common stock of Ivory exchanged in the proposed Reincorporation equal to the difference between the shareholder’s basis in such share and the fair market value, as of the time of the proposed Reincorporation, of the common stock of Chelsea Delaware received in exchange therefor. In such event, your aggregate basis in the shares of common stock of Chelsea Delaware you receive in the exchange would equal their fair market value on such date, and your holding period for such shares would not include the period during which you held common stock of Ivory.

If you receive a cash payment in lieu of fractional shares in connection with the Reincorporation, all or a portion of the cash may result in taxable income or gain to you. In addition, in certain circumstances, you might be able to recognize a taxable loss if the cash you receive in lieu of fractional shares is less than your basis in the Ivory common stock surrendered therefor. You should consult your own tax advisor as to the specific tax consequences to you of receiving any cash in lieu of fractional shares.

If a shareholder exercises dissenters’ rights, the receipt of cash for shares of stock pursuant to the exercise of dissenter’s rights will be a taxable transaction for federal income tax consequences to the dissenting shareholder receiving such cash and may be a taxable transaction for state or local tax purposes as well.

State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above.

The Company should not recognize gain or loss for federal income tax purposes as a result of the proposed Reincorporation, and Chelsea Delaware should succeed, without adjustment, to the federal income tax attributes of Ivory.

Accounting Consequences of the Reincorporation

We believe that there will be no material accounting consequences for Ivory resulting from the proposed Reincorporation.

Regulatory Approval

To Ivory’s knowledge, the only required regulatory or governmental approvals or filings necessary in connection with the consummation of the Reincorporation will be the filing of a Statement of Merger with the Secretary of State of Colorado, the filing of a Certificate of Merger with the Secretary of State of Delaware, and the filing of appropriate documentation in order for Chelsea Delaware common stock to trade on the OTC Bulletin Board under the symbol “IVRC.”

Vote Required

Approval of the Reincorporation Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote and present or represented at the meeting.

In accordance with Colorado law, an abstention, withholding of authority to vote or a broker non-vote, although counted for purposes of determining a quorum, will have the effect of a vote against the approval of the Reincorporation Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE REINCORPORATION PROPOSAL.

PROPOSAL THREE

APPROVAL OF THE AMENDMENT OF THE 2004 STOCK PLAN

Our 2004 Stock Plan, a summary of the terms of which is provided below, was adopted and approved by the Board of Directors and stockholders of Chelsea Operating Company in May 2004 and amended by its Board of Directors in January 2005. The 2004 Stock Plan was assumed by Ivory in connection with the February 2005 merger with Chelsea Operating Company, and if “PROPOSAL TWO—REINCORPORATION PROPOSAL” is approved, the 2004 Stock Plan will be assumed by Chelsea Delaware. There are a total of 13,467,902 shares of common stock reserved for issuance under the 2004 Stock Plan, 3,697,071 of which are subject to shareholder approval at the meeting. As of June 1, 2005, options for 9,982,662 shares were outstanding under the 2004 Stock Plan.

The 2004 Stock Plan, currently administered by our Compensation Committee, authorizes our Board of Directors or Compensation Committee to grant stock options and other equity awards to eligible employees, directors and consultants and is structured to allow the Board of Directors or Compensation Committee broad discretion in creating equity incentives. We believe that equity awards made under the 2004 Stock Plan are an important incentive for our employees. Equity awards, including option grants, are a significant part of our ability to attract, retain and motivate people whose skills and performance are critical to our success. Our goal is to link employee compensation to corporate performance because we believe that this increases employee motivation to improve stockholder value. We have, therefore, consistently included equity incentives as a significant component of compensation for our employees.

As of the record date, we had seven employees and expect that number to increase as we continue to expand our operations and market our products and services. In addition, in order to retain the services of existing employees as we mature, it might be necessary to grant additional options to such employees as older options become fully vested. The Board of Directors believes that the remaining shares of common stock reserved for issuance under the 2004 Plan are insufficient to accomplish the purposes of the 2004 Stock Plan as described above.

Vote Required

Approval of the amendment to the 2004 Stock Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote and present or represented at the meeting.

In accordance with Colorado law, an abstention, withholding of authority to vote or a broker non-vote, although counted for purposes of determining a quorum, will have the effect of a vote against the approval of the amendment to the 2004 Stock Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 2004 STOCK PLAN.

Summary of the Terms of the 2004 Stock Plan

Eligibility and Administration. All of our employees, directors and consultants are eligible to receive incentive awards under the 2004 Stock Plan. Incentive awards under the 2004 Stock Plan can include incentive stock options, nonstatutory stock options, stock appreciation rights, stock awards, restricted stock and performance shares. The 2004 Stock Plan can be administered by our Board of Directors or a committee appointed to administer the plan, and is currently administered by our Compensation Committee, referred to herein as the “administrator.” Subject to the restrictions of the 2004 Stock Plan, the administrator determines who is granted incentive awards under the 2004 Stock Plan, the terms granted, including the exercise price, the number of shares subject to the incentive award and the incentive award’s exercisability.

Stock Options. The 2004 Stock Plan provides for the grant of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, solely to employees (including officers and employee directors), and nonstatutory stock options to employees, directors and consultants.

The exercise price of options granted under the 2004 Stock Plan is determined on the date of grant, and in the case of incentive stock options must be at least 100% of the fair market value per share at the time of grant. The exercise price of any incentive stock option granted to an employee who owns stock possessing more than 10% of the voting power of our outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant. The aggregate fair market value of common stock (determined as of the date of the option grant) for which incentive stock options may for the first time become exercisable by any individual in any calendar year may not exceed $100,000. Payment of the exercise price may be made by delivery of cash or a check, or, in the discretion of the administrator, the exercise price may be paid through any other form of consideration and method of payment permitted by law and the 2004 Stock Plan, including the delivery of shares of already-owned shares of our common stock and the surrender of certain shares subject to the stock option.

Options granted to employees and directors under the 2004 Stock Plan generally become exercisable in increments, based on the optionee’s continued employment or service with us, over a period of four years. The term of an incentive stock option may not exceed 10 years. Options granted under the 2004 Stock Plan, whether incentive stock options or nonstatutory options, generally expire 10 years from the date of grant, except that incentive stock options granted to an employee who owns stock possessing more than 10% of the voting power of our outstanding capital stock are not exercisable for longer than five years after the date of grant.

Stock Appreciation Rights. A stock appreciation right, referred to as a SAR, is the right to receive, in cash or common stock, all or a portion of the difference between the fair market value of a share of our common stock at the time of exercise of the SAR and the exercise price of the SAR established by the administrator, subject to such terms and conditions set forth in a SAR agreement. A SAR may be granted in connection with a stock option or alone, without reference to any related stock option.

The exercise price of a SAR granted under the 2004 Stock Plan is determined on the date of grant, and shall not be less than 100% of the fair market value of a share of our common stock on the date of grant. SARs granted under the 2004 Stock Plan generally become exercisable in increments, based on the recipient’s continued employment or service with us, over a period of four years. The term of a SAR may not exceed 10 years and one day from the date of grant.

Stock Awards and Restricted Stock. Shares of common stock may be sold or awarded to participants under the 2004 Stock Plan as an incentive for the performance of past or future services to us. The administrator may determine the purchase price to be paid for such stock, if any, and other terms of such purchase or award.

Performance Shares. A performance share consists of an award which shall be paid in shares of common stock subject to such terms and conditions as the administrator deems appropriate. Each performance share will be subject to performance objectives to be achieved by the participant before the end of a specified period. The number of performance shares granted shall be determined by the administrator and may be subject to such terms and conditions, as the administrator shall determine. If the performance objectives are achieved, each participant will be paid in shares of common stock or cash as determined by the administrator. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

Transferability. Except for transfers made by will or the laws of descent and distribution in the event of the holder’s death or unless approved by the administrator, no stock option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, and we shall not be required to recognize any attempted assignment of such rights by any participant. During a participant’s lifetime, an incentive may be exercised only by him or her or by his or her guardian or legal representative.

Change of Control. Generally, in the event of our consolidation or merger with or into another corporation or a sale of all or substantially all of our assets (a “Change of Control”) whereby the acquiring entity or our successor does not agree to assume the incentive awards or replace them with substantially equivalent incentive awards (as determined by the administrator in its reasonable discretion), (a) all outstanding options and SARs will vest and will become immediately exercisable in full and, if not exercised on the date of the change of control, will terminate on such date regardless of whether the participant to whom such options or SARs have been granted remains in the employ or service of ours or of any acquiring or successor entity; (b) the restrictions on all shares of restricted stock awards shall lapse immediately; and (c) all performance shares criteria shall be deemed to be met and payment made immediately. In certain circumstances, the administrator may determine that holders of stock options in the event of a Change in Control are entitled to receive cash in an amount equal to the fair market value of shares subject to the stock option prior to the Change of Control minus the exercise price for the shares subject to the stock option.

Amendment. Our Board of Directors may amend the 2004 Stock Plan at any time or from time to time or may terminate the 2004 Stock Plan without the approval of the stockholders, provided that stockholder approval will be required for any amendment to the 2004 Stock Plan that (1) increases the total number of shares reserved thereunder, (2) changes the provisions regarding eligibility for incentive stock options, (3) changes the requirements that the exercise price of an incentive stock option be set at the fair market value of our common stock at the time of grant, or (4) extends the expiration date of the 2004 Stock Plan beyond 10 years. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the 2004 Stock Plan. The Board may accelerate the exercisability of any option or waive any condition or restriction pertaining to such option at any time. The 2004 Stock Plan will terminate in May 2014, unless terminated sooner by the Board.

Tax Consequences of Awards Under the 2004 Stock Plan

Incentive Stock Options. An optionee who is granted an incentive stock option under the 2004 Stock Plan will generally not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise will increase the optionee’s alternative minimum taxable income by an amount equal to the difference, if any, between the fair market value of the shares at the time of exercise and the option’s exercise price, and therefore may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option’s exercise or (ii) the sale price of the shares. We will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the optionee’s holding period with respect to such shares.

Nonstatutory Stock Options. All other options that do not qualify as incentive stock options under the 2004 Stock Plan are referred to as “nonstatutory options”. Generally, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon its exercise, however, the optionee will generally recognize taxable ordinary income measured as the excess of the then-fair market value of the shares acquired over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an optionee who is also one of our employees will be subject to tax withholding by us. We will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price received and the fair market value for the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the optionee’s holding period with respect to such shares.

Stock Appreciation Rights. A participant generally will recognize ordinary income upon the exercise of a stock appreciation right in an amount equal to the amount of cash received and the fair market value of any securities received at the time of exercise, plus the amount of any taxes withheld. Such amount will ordinarily be deductible by us in the same year, provided that the amount constitutes reasonable compensation and that we satisfy certain federal income tax withholding requirements.

Restricted Stock and Performance Shares. A recipient of restricted stock or performance shares, or any other incentive award under the 2004 Stock Plan that is subject to a substantial risk of forfeiture, generally will be subject to tax at ordinary income rates on the excess over the purchase price, if any, of the fair market value of the restricted stock, or other stock award, at such time that the stock is no longer subject to forfeiture and restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who elects under Code Section 83(b) within 30 days of the date of transfer of the shares to be taxed at the time of the award will have taxable ordinary income equal to the excess of the fair market value of such shares on the date of the award, determined without regard to the restrictions, over the purchase price, if any, of such restricted stock or other stock award. We will be entitled to a compensation deduction for federal income tax purposes in the year the participant is taxable, and the amount of our deduction will equal the ordinary income realized by the participant as a result of the restricted stock or other stock award.

Stock Bonuses. The grant of a stock bonus to a participant under the 2004 Stock Plan will be included in that participant’s income as compensation in that year. The participant will recognize ordinary income in the amount of the fair market value of the common stock awarded. We will be entitled to a deduction for compensation in an equal amount.

The foregoing is only a summary, based on the current Code and Treasury Regulations thereunder, of the federal income tax consequences to the optionee or other award recipient and our company with respect to the grant and exercise of options and the grant of other awards under the 2004 Stock Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee’s or award recipient’s death or the income tax laws of any municipality, state or foreign country in which an optionee or an award recipient may reside.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 11, 2005, pursuant to approval by our Board of Directors, we dismissed Mayer Hoffman McCann P.C. as our independent registered public accounting firm, after Mayer Hoffman completed the audit for Ivory for the fiscal year ended January 31, 2005. Our Board of Directors determined that because the financial statements of Ivory are tantamount to the financial statements of Chelsea Operating Company, for reasons of continuity, J.H. Cohn LLP, the independent registered public accounting firm of Chelsea Operating Company, should become our independent registered public accounting firm and audit our consolidated financial statements for the fiscal year ending December 31, 2005.

J.H. Cohn LLP has audited Chelsea Operating Company’s financial statements for the years ended December 31, 2003 and 2004. Representatives of J.H. Cohn LLP may be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available as required to respond to appropriate questions.

Notwithstanding the selection, our audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it believes that doing so would be in our best interests and the best interests of our shareholders. In the event of a negative vote on ratification, our audit committee will reconsider, but might not change, its selection.

Vote Required

Approval of the ratification of the appointment of J.H. Cohn LLP as our independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote and present or represented at the meeting.

In accordance with Colorado law, an abstention, withholding of authority to vote or a broker non-vote, although counted for purposes of determining a quorum, will have the effect of a vote against the approval of the ratification of the appointment of J.H. Cohn LLP as our independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF J.H. COHN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares of our common stock beneficially owned as of June 1, 2005 by (1) those persons or groups expected to beneficially own more than 5% of the common stock, (2) each our executive officers and directors, and (3) all of our directors and executive officers as a group. Beneficial ownership of a security is determined in accordance with the rules and regulations of the SEC. Under these rules, a person is deemed to beneficially own a share of our common stock if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days, including through the exercise of any option or other right or the conversion or any other security. Shares issuable under stock options are deemed outstanding for computing the percentage of the person holding options or warrants but are not outstanding for computing the percentage of any other person. The percentage of beneficial ownership for the following table is based upon 111,317,378 shares of capital stock outstanding as of June 1, 2005.

Except as indicated below, the security holders listed possess sole voting and investment power with respect to the shares beneficially owned by that person.

Unless otherwise indicated, the address for each listed shareholders is c/o Chelsea Therapeutics, Inc., 13950 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina 28277.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Beneficial Ownership
Lester Lipschutz(1) c/o Wolf Block Schorr and Solis Cohen 1650 Arch Street Philadelphia, Pennsylvania 19103	28,971,876	26.03%
Atlas Equity I, LP(2) c/o SS&C Fund Services N.V., P.O. Box 4671, Pareraweg 45, Curacao, Netherlands Antilles	6,859,144	6.16%
Simon Pedder	4,304,975	3.87%
Michael Weiser(3)	4,241,406	3.80%
Jason Stein	3,897,769	3.50%
David Tanen	1,056,306	*
Neil Herskowitz(4)	377,260	*
L. Arthur Hewitt(5)	264,077	*
J. Nick Riehle(5)	264,077	*
Kevan Clemens	—	—
Johnson Y.N. Lau	—	—
All executive officers and directors as a group (9 people)	14,405,870	12.84%

*	Indicates less than 1%
(1)	Consists of voting and dispositive power over (i) 11,235,885 shares owned by the Rosenwald 2000 Family Trust, for which Mr. Lipschutz serves as the trustee; (ii) 9,259,188 shares owned by the Lindsay A. Rosenwald 2000 (Delaware) Irrevocable Indenture of Trust for which Mr. Lipschutz is investment advisor; (iii) 2,825,619 shares owned by the Lindsay A. Rosenwald Alaska Irrevocable Indenture of Trust of which Mr. Lipschutz serves as a trustee; (iv) 2,825,619, shares owned by the Lindsay A. Rosenwald Rhode Island Irrevocable Indenture of Trust for which Mr. Lipschutz serves as investment advisor; and (v) 2,825,619 shares owned by the Lindsay A. Rosenwald Nevada Irrevocable Indenture of Trust for which Mr. Lipschutz serves as a trustee. Mr. Lipschutz disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any.
(2)	Jacob Gottlieb has voting and investment control over the shares hold by Atlas Equity I, LP.
(3)	Includes 343,637 shares of common stock obtainable upon the exercise of outstanding warrants.

(4)	Consists solely of shares held by Riverside Contracting, LLC, for which Mr. Herskowitz serves as managing member.
(5)	Comprised solely of shares obtainable upon exercise of vested options.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth summary information relating to compensation paid for services rendered for our fiscal year ended December 31, 2004, with respect to the compensation paid and bonuses granted to our Chief Executive Officer and each of our other executive officers. For purposes of this prospectus, we will refer to the executive officers named in the table below as the “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation				Long-Term Compensation Awards	All Other Compensation(1)
		Salary		Bonus	Other	Stock Options
Simon Pedder, Ph.D. President and Chief Executive Officer	2004	$216,667	(2)	$75,000	—	—	$500

L. Arthur Hewitt Vice President, Drug Development	2004	$116,667	(3)	—	—	528,153	$129,093

J. Nick Riehle Vice President, Administration and Chief Financial Officer	2004	$70,313	(4)	—	—	528,153	$16,364

(1)	Includes $500 paid to each of Drs. Pedder and Hewitt and Mr. Riehle in exchange for entering into noncompetition agreements. Also includes reimbursement of $128,593 and $13,701 for relocation expenses for Dr. Hewitt and Mr. Riehle, respectively, and consulting fees of $2,163 paid to Mr. Riehle in 2004 as a consultant prior to beginning his employment.
(2)	Dr. Pedder started in April 2004. His current annual base salary is $325,000.
(3)	Dr. Hewitt started in July 2004. His current annual base salary is $175,000.
(4)	Mr. Riehle started in July 2004. His current annual base salary is $150,000.

Option Grants, Exercises and Holdings and Fiscal Year-End Option Values

The following table sets forth information concerning stock option grants made to each of the Named Executive Officers during the fiscal year ended December 31, 2004. The potential realizable value is calculated based on the term of the option at the time of its grant, which is ten years. Potential realizable values are net of exercise price, but before taxes associated with the exercise. This value is based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted until their expiration date. These numbers are calculated based on the requirements of the SEC and do not reflect our current stock price or our estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the price of our common stock on the date on which the options are ultimately exercised. The option grants listed below vest in equal annual installments over two years.

Name	Number of securities underlying options granted	Percent of total options granted to employees in fiscal year	Exercise price per share	Expiration date	Potential realizable value at assumed annual rates of stock price appreciation for option term
					5% ($)	10% ($)
Simon Pedder, Ph.D.	—	—	—	—	—	—
L. Arthur Hewitt	528,153	19.23%	$0.003	05/03/2014	$438	$967
J. Nick Riehle	528,153	19.23%	$0.008	07/01/2014	$1,162	$2,580

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

No Named Executive Officers exercised any options during the fiscal year ended December 31, 2004.

The following table sets forth information about the exercisable and unexercisable options held by the Named Executive Officers as of December 31, 2004. The “Value of unexercised in-the-money options at December 31, 2004” is calculated based on the difference between $0.29, the estimated fair market value of the shares of Ivory common stock on December 31, 2004, and the exercise price for the shares underlying the option, multiplied by the number of shares issuable upon exercise of the option. All options were granted under our 2004 Stock Plan.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004 (#)		Value of Unexercised In-the-Money Options At December 31, 2004 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Simon Pedder, Ph.D.	—	—	—	—	—	—
L. Arthur Hewitt	—	—	—	528,153	—	$151,580
J. Nick Riehle	—	—	—	528,153	—	$148,939

Employment Agreements and Change in Control Arrangements

Dr. Pedder is currently compensated at a salary of $325,000 per year. He will also receive a guaranteed bonus of $50,000 per year, and a quarterly bonus of $18,750 commencing on December 31, 2004 and continuing through March 31, 2006. He received a bonus of $56,250 upon execution of his employment agreement in April 2004, which was calculated at $18,750 per quarter for the remaining three quarters of 2004. At the discretion of the board of directors, Dr. Pedder is eligible for an additional bonus each year of up to 50% of his base salary. In connection with his employment, Dr. Pedder also purchased 407,550 shares of Chelsea common stock at a purchase price of $0.001 per share, which converted into 4,304,975 shares of our common stock in connection with the February 2005 merger. Pursuant to his employment agreement, all or a portion of his common stock is subject to a repurchase right, whereby we have the right to repurchase all or part of Dr. Pedder’s common stock, at the price he paid for the shares, under certain circumstances involving Dr. Pedder’s termination.

Mr. Riehle has an option to purchase 528,153 shares of common stock, such option to vest 50% on the first and second anniversaries of the date of grant. Pursuant to the terms of the option agreement, the vesting of the option shall accelerate and become 100% vested in the event of a change in control. For these purposes, a change in control means: (1) a dissolution, liquidation or sale of substantially all of our assets; (2) a merger, share exchange or consolidation as a result of which our shareholders immediately prior thereto own less than fifty percent of the combined voting power entitled to vote in the election of directors of the surviving corporation; or (3) subject to certain exclusions set forth in the option agreements, the acquisition by any person, entity or group within the meaning of Section 13(d) of the Exchange Act, or any comparable successor provision, of the beneficial ownership of our securities representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of our directors.

Employee Benefit and Stock Plans

The following table sets forth the indicated information as of December 31, 2004 with respect to our equity compensation plans:

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrant and rights	Weighted-average price of outstanding options, warrant and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,274,549	$0.0625	10,193,353
Equity compensation plans not approved by security holders	0	$0.00	0

Our 2004 Stock Plan was adopted by our board of directors and our shareholders on May 10, 2004. A total of 13,467,902 shares of common stock have been reserved for issuance under the 2004 Stock Plan. The 2004 Stock Plan is administered by the compensation committee of our board of directors, and provides for grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as well as grants of non-statutory options and stock purchase rights. Generally, options granted under the 2004 Plan will vest as to 25% of the shares on the first, second, third and fourth anniversaries of the date of grant. Options may only be transferred by will or the laws of descent and distribution. In the event of certain changes in control of our company, all outstanding options and purchase rights under the 2004 Stock Plan shall either be assumed or replaced by the successor company, or upon proper written notice to the grantees, the options and purchase rights will terminate upon the change in control. As of June 1, 2005, options to purchase 9,982,662 shares of our common stock had been granted pursuant to the 2004 Stock Plan.

CERTAIN TRANSACTIONS

In December 2004, Chelsea Operating Company completed a private placement of 4,714,287 shares of its Series A Preferred Stock at a per share price of $3.08 for aggregate gross proceeds of $14,520,003. In connection with the merger with Ivory, these shares of Series A Preferred Stock converted into 49,797,298 shares of common stock of Ivory. In connection with this private placement, Riverside Contracting, LLC, a limited liability company for which our director Neil Herskowitz serves as managing member, purchased 35,715 shares of Series A Preferred Stock which converted into 377,260 shares of common stock of Ivory in connection with the merger.

Chelsea Operating Company engaged Paramount BioCapital, Inc. to assist it in placing the shares of Series A Preferred Stock on a “best efforts” basis. Lindsay A. Rosenwald, M.D. is Chairman and Chief Executive Officer of Paramount BioCapital. Certain trusts for the benefit of Dr. Rosenwald are substantial shareholders of ours. At the time Chelsea Operating Company engaged Paramount BioCapital to serve as the placement agent for its Series A Preferred Stock in September 2004, Dr. Rosenwald, trusts for the benefit of Dr. Rosenwald and employees of Paramount BioCapital collectively owned 4,465,000 shares of Chelsea Operating Company common stock, which constituted approximately 82% of Chelsea Operating Company’s common stock at that time. These shares were issued at a price per share of $0.001 in connection with Chelsea Operating Company’s incorporation in April 2002, and were issued in exchange for promissory notes. The notes were scheduled to mature in April 2005, but were repaid in July and August 2004.

In connection with Chelsea Operating Company’s offering of Series A Preferred Stock, Chelsea Operating Company and Paramount BioCapital entered into an agreement pursuant to which Chelsea Operating Company paid to Paramount BioCapital or its employees and agents (1) cash commissions equal to $888,552, and (2) warrants to acquire 412,133 shares of Chelsea Operating Company’s Series A Preferred Stock. In connection with the merger, these warrants converted into warrants to acquire 4,353,386 shares of common stock of Ivory. Chelsea Operating Company also paid Paramount BioCapital $50,000.00 to reimburse Paramount BioCapital for its out-of-pocket expenses. Chelsea Operating Company also agreed to indemnify Paramount BioCapital against certain liabilities, including liabilities under the Securities Act. In addition, we must pay a commission to Paramount BioCapital on additional sales by us, if any, of securities (other than in a public offering) to investors introduced to us by Paramount BioCapital before December 17, 2005. The commission equals 7% of the gross proceeds raised, and warrants to purchase 10% of the number of shares sold, in the offering through these firms.

At various times during 2004, Paramount BioCapital Investments, LLC, for which Dr. Rosenwald serves as Managing Member and is a majority interest holder, loaned Chelsea Operating Company an aggregate principal amount of $1,745,000. The loans were evidenced by promissory notes bearing interest at 5% per annum. Upon closing of the sale of the Series A Preferred Stock in December 2004, the loan had been assigned by Paramount BioCapital Investments, LLC to the Lindsay A. Rosenwald 2000 Irrevocable Trust. In connection with the private placement of the Series A Preferred Stock, Chelsea Operating Company issued 577,605 shares of its Series A Preferred Stock to the Lindsay A. Rosenwald 2000 Irrevocable Trust at $3.08 per share as repayment of the original $1,745,000 principal amount of the loan and $34,020 of interest thereon. In connection with the merger with Ivory, these shares of Series A Preferred Stock converted into 6,101,276 shares of common stock of Ivory.

Drs. Michael Weiser and Jason Stein, who are both members of our board of directors, are also full-time employees of either Paramount BioCapital or its affiliates. In addition, Mr. David M. Tanen, who is also member of our board of directors was a full time employee of Paramount BioCapital from July 1996 through August 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These officers, directors and shareholders are required by regulations under the Exchange Act to furnish us with copies of all forms they file under Section 16(a).

Based solely on our review of the copies of forms we have received, we believe that during the fiscal year ended January 31, 2005 all of our officers, directors and shareholders described above complied with all Section 16(a) requirements.

REPORT OF THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this Report of the Compensation Committee of the Board of Directors shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act and shall not be incorporated by reference into any such filings.

Introduction

The Compensation Committee of our Board of Directors was established in February 2005 and is composed only of outside directors. In general, the Compensation Committee is responsible for reviewing and approving our compensation practices, including executive salary levels and variable compensation programs. With respect to the compensation of our Chief Executive Officer, the Compensation Committee reviews and approves the various elements of the Chief Executive Officer’s compensation. With respect to other executive officers, the Compensation Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and the bases therefor.

The Compensation Committee administers our 2004 Stock Plan.

General Compensation Philosophy

The primary objectives of our executive compensation policies include the following:

•	To attract, motivate and retain a highly qualified executive management team;

•	To link executive compensation to our financial performance as well as to defined individual management objectives established by the Compensation Committee;

•	To compensate competitively with the practices of similarly situated pharmaceutical companies; and

•	To create management incentives designed to enhance shareholder value.

We compete in an aggressive and dynamic industry and, as a result, believe that finding, motivating and retaining quality employees, particularly senior managers and technical personnel, are key factors to our future success. The Compensation Committee’s compensation philosophy seeks to align the interests of shareholders and management by tying compensation to our performance, either directly in the form of salary or annual bonuses paid in cash, or indirectly in the form of appreciation of stock options granted to employees through our equity incentive programs.

Executive Compensation

We have a compensation program which consists of two principal components: cash-based compensation and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of our company.

Cash-Based Compensation. Cash-based compensation consists of salary, or base pay, and a discretionary annual bonus. The salaries and bonuses of each of the Named Executive Officers, other than the Chief Executive Officer, are reviewed annually by the Compensation Committee, upon the recommendation of the Chief Executive Officer. In its review, the Compensation Committee considers the extent to which we achieved our corporate objectives for the year in question, the executive’s position, his or her individual performance, and other factors. Our 2005 corporate objectives include capital raising, product development and business development goals.

Equity Incentive Programs. Long-term equity incentives, including stock options granted pursuant to our 2004 Stock Option Plan, align the economic interests of management and employees with those of its shareholders. Historically, we have focused on stock options because they are valuable to employees only if the fair market value of the common stock increases above the exercise price, which is set at the fair market value of the common stock on the date the option is granted. In addition, employees must remain employed for a fixed period of time in order for the options to vest fully. Our standard option agreements for new employees provides that 25% of the shares issuable upon exercise of options become vested on the first, second, third and fourth anniversary of the vesting commencement date.

The Board of Directors or the Compensation Committee may grant, and has granted, options with vesting schedules that differ from such general schedule. The number of options granted to each executive, other than the Chief Executive Officer, is determined by the Compensation Committee, upon the recommendation of the Chief Executive Officer. In making its determination, the Compensation Committee considers the executive’s position, his or her individual performance, the number of options held by the executive, with particular attention to the executive’s unvested option position, and other factors.

Compensation of Chief Executive Officer

In determining compensation for the Chief Executive Officer, the Committee considers comparative financial and compensation data of selected peer companies. Dr. Simon Pedder was elected as the President and Chief Executive Officer of Chelsea Operating Company in April 2004 and assumed the same positions with Ivory in connection with our February 2005 merger. Due to the outstanding performance of Dr. Pedder in managing the Chelsea Operating Company during 2004, the Compensation Committee determined to pay him a cash bonus of $212,500, including the annual guaranteed bonus of $50,000 pursuant to his employment contract. In addition, after reviewing salary data for chief executive officers of other comparable companies, the Compensation Committee determined to set Dr. Pedder’s base annual salary at $325,000.

Tax Deductibility of Executive Compensation

Section 162 of the Internal Revenue Code of 1986, as amended (the “Code”), limits the federal income tax deductibility of compensation paid to the Chief Executive Officer and to each of the Named Executive Officers. We may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including shareholder approval). Based on our current compensation plans and policies and proposed regulations interpreting this provision of the Code, we believe that, for the near future, there is little risk that we will lose any significant tax deduction for executive compensation.

Summary

The Compensation Committee intends that its compensation program shall be fair and motivating and shall be successful in attracting and retaining qualified employees and in linking compensation directly to Ivory’s success. The Board of Directors and the Compensation Committee intend to review this program on an ongoing basis to evaluate its continued effectiveness.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Kevan Clemens, Chair
Jason Stein
David Tanen

IVORY STOCK PRICE PERFORMANCE GRAPH

Our common stock has been traded on the OTC Bulletin Board under the symbol “IVRC” since August 18, 2004. The following graph compares our cumulative total shareholder return from August 18, 2004 with those of the Nasdaq Composite Index and the Nasdaq Biotech Index. The graph assumes that U.S. $100 was invested on August 18, 2004 in (1) our common stock, (2) the Nasdaq Composite Index, (3) the Nasdaq Biotech Index, and that all dividends were reinvested. Note that historic stock price performance is not necessarily indicative of future stock price performance.

The stock price performance graph set forth below under the caption “Performance Graph” shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed “filed with” or “soliciting material” under such Acts.

Comparison of the Cumulative Total Return Among

Ivory Capital Corporation and Comparative Indices.

	August 18, 2004	January 31, 2005
IVRC	100.00	866.67

Nasdaq Composite Index	100.00	112.39

Nasdaq Biotech Index	100.00	107.16

No cash dividends have been declared or paid on our common stock. We intend to retain earnings, if any, to fund our business and do not anticipate paying any cash dividends in the foreseeable future. Shareholder returns over the period indicated should not be considered indicative of future shareholder returns.

AUDIT COMMITTEE REPORT

Our Audit Committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with Mayer Hoffman McCann P.C., our pre-merger independent registered public accounting firm for our fiscal year ended January 31, 2005, the matters required to be discussed by the Statement on Auditing Standards No. 61, and (3) received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, and has discussed the accountants’ independence with the independent registered public accounting firm. Based upon these discussions and reviews, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2005 and filed with the SEC.

Our Audit Committee, which was formed in February 2005, is currently composed of the following three directors, all of whom are independent directors as defined in Rule 4200(a)(14) of the Nasdaq listing standards and Rule 10A(m)(3) of the Exchange Act: Neil Herskowitz; Kevan Clemens; and Johnson Y.N. Lau. Our Board of Directors has determined that Dr. Lau qualifies as an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. Our Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix E.

Mayer Hoffman McCann P.C. served as our independent registered public accounting firm for our fiscal year ended January 31, 2005 and audited our consolidated financial statements for the fiscal year ended January 31, 2005. The Audit Committee has selected J.H. Cohn LLP, our independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2005.

Summary of Fees

The following table shows fees paid or accrued by Ivory Capital for the audit and other services provided by the Company’s accountants for the fiscal years ended January 31, 2005 and 2004.

	2005	2004
Audit Fees	$8,265	$6,520
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$8,265	$6,520

All services described above were approved by the Company’s board of directors, as the Company did not have an Audit Committee as of January 31, 2005.

The board of directors is responsible for reviewing and pre-approving both audit permissible non-audit services to be provided by the independent accountant. The pre-approval duty may be delegated to one or more designated members of the board of directors, provided that any pre-approval given by such delegate(s) must be reported to the board of directors at its next regularly scheduled meeting.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

Neil Herskowitz, Chair

Kevan Clemens

Johnson Y.N. Lau

OTHER MATTERS

We do not know of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

THE BOARD OF DIRECTORS

Dated: July 7, 2005

Index of Appendices:

Appendix A:	Agreement and Plan of Merger
Appendix B:	Certificate of Incorporation of Chelsea Therapeutics International, Ltd.
Appendix C:	Bylaws of Chelsea Therapeutics International, Ltd.
Appendix D:	Article 113 of the CBCA
Appendix E:	Audit Committee Charter

Appendix A

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of June 17, 2005, is entered into between Ivory Capital Corporation, a publicly traded company incorporated in the State of Colorado (the “Company”), and Chelsea Therapeutics International, Ltd., a Delaware corporation and a wholly owned subsidiary of the Company (“Chelsea Delaware”).

RECITALS

WHEREAS, the board of directors of each of the Company and Chelsea Delaware deems it advisable, upon the terms and subject to the conditions herein stated, that the Company be merged with and into Chelsea Delaware, and that Chelsea Delaware be the surviving corporation (the “Reincorporation Merger”); and

WHEREAS, the Company will submit this Agreement for approval by the holders of shares of common stock, no par value per share, of the Company (“Company Common Stock”).

NOW, THEREFORE, in consideration of the premises and of the agreements of the parties hereto contained herein, the parties hereto agrees as follows:

ARTICLE I

THE REINCORPORATION MERGER; EFFECTIVE TIME

1.1. The Reincorporation Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2), the Company shall be merged with and into Chelsea Delaware whereupon the separate existence of the Company shall cease. Chelsea Delaware shall be the surviving corporation (sometimes hereinafter referred to as the “Surviving Corporation”) in the Reincorporation Merger and shall continue to be governed by the laws of the State of Delaware. The Reincorporation Merger shall have the effects specified in the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and in the Colorado Business Corporation Act, as amended (the “CBCA”), and the Surviving Corporation shall succeed, without other transfer, to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of the Company, and shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of the Company, including, without limitation, the obligations under the Company’s 2004 Stock Plan and each other employee benefit plan in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time, and all outstanding indebtedness of the Company.

1.2. Effective Time. Provided that the condition set forth in Section 5.1 has been fulfilled or waived in accordance with this Agreement and that this Agreement has not been terminated or abandoned pursuant to Section 6.1, on the date of the closing of the Reincorporation Merger, the Company and Chelsea Delaware shall cause a Statement of Merger to be executed and filed with the Secretary of State of Colorado (the “Colorado Statement of Merger”) and a Certificate of Merger to be executed and filed with the Secretary of State of Delaware (the “Delaware Certificate of Merger”). The Reincorporation Merger shall become effective upon the filing of the Colorado Statement of Merger and the Delaware Certificate of Merger (the “Effective Time”).

ARTICLE II

CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

2.1. The Certificate of Incorporation. The certificate of incorporation of Chelsea Delaware in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

2.2. The Bylaws. The bylaws of Chelsea Delaware in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

ARTICLE III

OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

3.1. Officers. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

3.2. Directors. The directors and the members of the various committees of the board of directors of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and members of such committees of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE IV

EFFECT OF REINCORPORATION MERGER ON CAPITAL STOCK

4.1 Effect of Reincorporation Merger on Capital Stock and Convertible Securities. At the Effective Time, as a result of the Reincorporation Merger and without any action on the part of the Company, Chelsea Delaware or the shareholders of the Company:

(a) Subject to the limitations below, each share of Company Common Stock (other than shares (“Dissenting Shares”) that are owned by shareholders (“Dissenting Shareholders”) exercising dissenters’ rights pursuant to Article 113 of the CBCA), issued and outstanding immediately prior to the Effective Time shall be changed and converted (without the surrender of stock certificates or any other action) into one-ninth (1/9th) of a fully paid and non-assessable share of common stock, par value $0.0001, of Chelsea Delaware (“Chelsea Delaware Common Stock”), with the same rights, powers and privileges as the shares so converted and all shares of Company Common Stock shall be cancelled and retired and shall cease to exist. Fractional shares of Chelsea Delaware Common Stock will not be issued in connection with the foregoing conversion of Company Common Stock. In lieu thereof, holders of Company Common Stock who would otherwise be entitled to receive a fractional share of Chelsea Delaware Common Stock, after aggregating all such shares issuable in the Reincorporation Merger, will receive a cash payment equal to the fair market value of such fractional share as of the Effective Time.

(b) Each option, warrant, purchase right, unit or other security (“Convertible Securities”) of the Company issued and outstanding immediately prior to the Effective Time, if any, shall be changed and converted into and shall be an identical security of Chelsea Delaware, unless any change shall be required to maintain the tax qualified status of incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”); provided, however, that (i) the number of shares of Chelsea Delaware Common Stock issuable upon exercise or conversion of such Convertible Security shall be equal to one-ninth (1/9th) of the number of shares of Company Common Stock such Convertible Security was exercisable for or convertible into as of the Effective Time, and (ii) the exercise or conversion price of such Convertible Security shall be equal to nine (9) times the exercise or conversion price of such Convertible Security as of the Effective Time, and (iii) after giving effect to the foregoing, the number of shares underlying each Convertible Security shall be adjusted down to the nearest whole share so that no fractional shares of Chelsea Delaware Common Stock shall be issuable upon conversion or exercise of any Convertible Security. A number of shares of Chelsea Delaware Common Stock shall be reserved for purposes of the exercise of such Convertible Securities (including, for this purpose, Convertible Securities issuable under the Company’s existing stock option plans) as is equal to one-ninth (1/9th) of the number of shares of Company Common Stock so reserved by the Company as of immediately prior to the Effective Time. In connection with the foregoing, as of the Effective Time, the Company hereby assigns, delegates and transfers to Chelsea

Delaware and Chelsea Delaware hereby assumes and continues: (i) all of the stock option plans of the Company (including, without limitation, all of the rights, title, interests, remedies, powers, obligations and duties of the Company under such stock option plans) in existence as of the Effective Time, and (ii) the outstanding and unexercised portions of all outstanding options to purchase Company Common Stock (including, without limitation, all of the rights, title, interests, remedies, powers, obligations and duties of the Company under such stock options), whether granted under any such stock option plan or otherwise. Consistent with the provisions of the Code and the regulations, Chelsea Delaware may, in its discretion, grant new options to purchase shares of Chelsea Delaware Common Stock under the continued stock plans or otherwise, in the stead of Company Common Stock as if Chelsea Delaware had been the creator of the stock option plans and stock options of the Company, and Chelsea Delaware shall be substituted for and have all the obligations and liabilities of the Company under such continued stock plans and stock options. It is the intention of the parties hereto that while the benefits of the stock option plans and stock options of the Company shall be preserved for the employees of the Company (and its subsidiaries), the assumption of such stock option plans and the outstanding and unexercised portions of all options to purchase Company Common Stock by Chelsea Delaware shall not confer any additional benefits on the holders of options granted under the stock option plans or otherwise, whether now outstanding or hereafter granted.

(c) Each share of Chelsea Delaware Common Stock owned by the Company shall no longer be outstanding and shall be cancelled and retired and shall resume the status of authorized and unissued shares of Chelsea Delaware Common Stock, and no shares of Chelsea Delaware Common Stock or other securities of Chelsea Delaware shall be issued in respect thereof

4.2. Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of Company Common Stock (other than Dissenting Shares), or Convertible Securities of the Company shall be deemed for all purposes to evidence ownership of and to represent the shares of the respective Chelsea Delaware Common Stock, or Convertible Securities of Chelsea Delaware, as the case may be, into which the shares of Company Common Stock, or Convertible Securities of the Company represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Chelsea Delaware Common Stock, or options, warrants, purchase rights, units or other securities of Chelsea Delaware, if any, as the case may be, evidenced by such outstanding certificate, as above provided.

4.3. Dissenters’ Rights. No Dissenting Shareholder shall be entitled to shares of Chelsea Delaware Common Stock under this Article IV unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to dissent from the Reincorporation Merger under the CBCA, and any Dissenting Shareholder shall be entitled to receive only the payment provided by Article 113 of the CBCA with respect to Dissenting Shares owned by such Dissenting Shareholder. If any person or entity who otherwise would be deemed a Dissenting Shareholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any shares which would be Dissenting Shares but for that failure to perfect or withdrawal or loss of the right to dissent, such Dissenting Shares shall thereupon be treated as though such Dissenting Shares had been converted into shares of Chelsea Delaware Common Stock pursuant to Section 4.1 hereof.

ARTICLE V

CONDITIONS; COVENANTS; RATIFICATION

5.1. Condition to Each Party’s Obligation to Effect the Reincorporation Merger. The respective obligation of each party hereto to effect the Reincorporation Merger is subject to receipt prior to the Effective Time of the requisite approval of this Agreement and the transactions contemplated hereby by the holders of Company Common Stock pursuant to the CBCA and the Articles of Incorporation of the Company.

5.2 Covenants of Chelsea Delaware. Chelsea Delaware covenants and agrees that, effective on or promptly following the Effective Time, it will qualify to do business as a foreign corporation in the State of North Carolina, and in all other states in which the Company is so qualified and in which the failure so to qualify would have a material adverse effect on the business or financial condition of Chelsea Delaware and its subsidiaries, taken together as a whole, and, in connection therewith, shall irrevocably appoint an agent for service of process as required under the applicable provisions of state law in other states in which qualification is required hereunder.

5.3 Ratification. This Agreement shall be submitted to the shareholders of the Company for approval in accordance with applicable laws and the Articles of Incorporation and Bylaws of the Company, and to the sole stockholder of Chelsea Delaware for approval in accordance with applicable laws and the Certificate of Incorporation and Bylaws of Chelsea Delaware. Chelsea Delaware and the Company shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Reincorporation Merger on the terms herein provided.

ARTICLE VI

TERMINATION

6.1. Termination. This Agreement may be terminated, and the Reincorporation Merger may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Agreement by the shareholders of the Company, if the board of directors of the Company determines for any reason, in its sole judgment and discretion, that the consummation of the Reincorporation Merger would be inadvisable or not in the best interests of the Company and its shareholders. In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either the Company or Chelsea Delaware, or any of their respective shareholders, directors or officers.

ARTICLE VII

MISCELLANEOUS AND GENERAL

7.1. Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement; provided, however, that an amendment made subsequent to the approval of this Agreement by the holders of Company Common Stock shall not (i) alter or change the amount or kind of shares and/or rights to be received in exchange for or on conversion of all or any of the shares or any class or series thereof of such corporation, (ii) alter or change any provision of the certificate of incorporation of the Surviving Corporation to be effected by the Reincorporation Merger, or (iii) alter or change any of the terms or conditions of this Agreement it such alteration or change would adversely affect the holders of any class or series of capital stock of any of the parties hereto.

7.2. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

7.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

7.4. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

7.5. No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.6. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

7.7. Headings. The headings therein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

7.8 Further Assurances. From time to time, as and when required by Chelsea Delaware or by its successors and assigns, there shall be executed and delivered on behalf of the Company such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Chelsea Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company, and otherwise to carry out the purposes of this Agreement, and the officers and directors of Chelsea Delaware are fully authorized in the name and on behalf of the Company or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

IVORY CAPITAL CORPORATION, a Colorado corporation

By:	/s/ J. NICK RIEHLE
Name:	J. Nick Riehle
Title:	Vice President and Chief Financial Officer

CHELSEA THERAPEUTICS INTERNATIONAL, LTD. a Delaware corporation

By:	/s/ J. NICK RIEHLE
Name:	J. Nick Riehle
Title:	Vice President and Chief Financial Officer

Appendix B

CERTIFICATE OF INCORPORATION

OF

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

The undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby execute this Certificate of Incorporation and does hereby certify as set forth below.

ARTICLE I.

The name of the corporation is “Chelsea Therapeutics International, Ltd.” (the “Corporation”).

ARTICLE II.

The address of the Corporation’s registered office in the State of Delaware is 3500 South Dupont Highway, in the City of Dover, Kent County, Delaware 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

ARTICLE III.

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV.

Section 1. Authorized Shares. The Corporation shall have authority to issue Fifty Million (50,000,000) shares of capital stock, of which Forty-Five Million (45,000,000) shares shall be designated Common Stock (“Common Stock”), par value $0.0001 per share, and of which Five Million (5,000,000) shares shall be designated Preferred Stock (“Preferred Stock”), $0.0001 par value per share.

Section 2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences and other designations, powers, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock (but not below the number of shares of any such series then outstanding).

Section 3. Voting of Shares. Except as otherwise provided by law, or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes on which stockholders are entitled to vote. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class. No stockholder shall be entitled to exercise any right of cumulative voting.

ARTICLE V.

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

ARTICLE VI.

Section 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

Section 2. Indemnification and Insurance.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification.

(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including reasonable attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 3. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

ARTICLE VII.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw whether adopted by them or otherwise.

ARTICLE VIII.

The Corporation shall be governed in all manner and respects by the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”); provided, however, that in no case shall Jason Stein, Michael Weiser, the Rosenwald 2000 Family Trust, the Lindsay A. Rosenwald 2000 (Delaware) Irrevocable Indenture of Trust, the Lindsay A. Rosenwald Alaska Irrevocable Indenture of Trust, the Lindsay A. Rosenwald Rhode Island Irrevocable Indenture of Trust, or the Lindsay A. Rosenwald Nevada Irrevocable Indenture of Trust, or any successor to all or substantially all of their assets, or any affiliate thereof (collectively, the “Investors”), or any person or entity to which any Investor sells, distributes or otherwise transfers Common Stock, regardless of the total percentage of Common Stock owned by the Investors or such person or entity, be deemed an “interested stockholder” for any purpose whatsoever under Section 203, provided that the foregoing provision shall not apply with respect to any transferee who purchases shares of Common Stock (i) pursuant to an underwritten, broadly distributed public offering, or (ii) in a transaction effected through a broker pursuant to Rule 144 promulgated under Section 4(1) of the Securities Act of 1933, as amended.

ARTICLE IX.

The name and mailing address of the incorporator are as follows:

Jeffrey M. Smith

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

The powers of the incorporator are to terminate upon filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware.

The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated herein are true.

Dated: June 17, 2005

/s/ JEFFREY M. SMITH
Jeffrey M. Smith, Incorporator

Appendix C

BYLAWS

OF

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

I. CORPORATE OFFICES

1.1	Registered Office

The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware. The name of the registered agent of the Corporation at such location is Incorporating Services, Ltd.

1.2	Other Offices

The Board of Directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.

II. MEETINGS OF STOCKHOLDERS

2.1	Place of Meetings

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, at the registered office of the Corporation.

2.2	Annual Meeting

The annual meeting of the stockholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors shall be elected and any other proper business may be transacted. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such annual meeting of the stockholders.

2.3	Special Meeting

Special meetings of the stockholders may be called, at any time for any purpose or purposes, by the Board of Directors, by the holders of a majority of the outstanding voting stock, by such person or persons as may be authorized by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or these Bylaws or by such person or persons duly designated by the Board of Directors whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

2.4	Notice of Stockholders’ Meetings

All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5	Manner of Giving Notice; Affidavit of Notice

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6	Quorum; Manner of Acting

Subject to the provisions of these Bylaws, the Certificate of Incorporation and provisions of applicable law as to the vote that is required for a specified action, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. The vote of the holders of a majority of the shares of the Corporation’s stock entitled to vote on the proposal, present in person or represented by proxy, at a meeting at which a quorum is present, shall be binding on all stockholders of the Corporation, unless the vote of a greater number or voting by classes is required by law, these Bylaws or the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, regardless of whether they constitute a quorum, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7	Adjourned Meeting; Notice

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8	Waiver of Notice

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver or any waiver by electronic transmission of notice unless so required by the Certificate of Incorporation or these Bylaws.

2.9	Stockholder Action by Written Consent Without a Meeting

Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice, as required by the General Corporation Law of Delaware, of the taking of the corporate action without a meeting by written consent shall be given to those stockholders who have not consented in writing. If the action that is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

2.10	Record Date for Stockholder Notice; Voting; Giving Consents

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporation action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. In any such case, those stockholders, and only those stockholders, who are stockholders of record on the date fixed by the Board of Directors, or, if no such date has been fixed by the Board of Directors, on the date fixed in accordance with this section, shall, notwithstanding any subsequent transfer of shares on the books of the Corporation, be entitled to notice of and to vote at such meeting of stockholders, or any adjournment thereof, or be entitled to receive payment of such dividend or other distribution or allotment of rights, or entitled to exercise rights in respect of any such change, conversion or exchange of shares or to participate in any such other lawful action.

If the Board of Directors does not so fix a record date:

(a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

(b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded; and

(c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.11	Proxies

Each stockholder entitled to vote at a meeting of stockholders or to express consent to Corporation action in writing without a meeting may authorize another person or persons to act for such stockholder by a written proxy, signed by the stockholder and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

2.12	List of Stockholders Entitled to Vote

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.13	Stockholder Proposals

Any stockholder wishing to bring any business before a meeting of stockholders, including, but not limited to, the nomination of persons for election as directors, must provide notice to the Corporation not more than seventy-five (75) and not less than forty-five (45) days before the anniversary of the first mailing on proxy solicitation materials for the prior years’ meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the date of the prior years’ meeting, notice by the stockholder must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. The notice shall be in writing by registered mail, return receipt requested, to the Secretary at the principal executive offices of the Corporation, setting forth the business to be presented by the stockholders at the stockholders’ meeting. Any such notice shall set forth the following as to each matter the stockholder proposes to bring before the meeting: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment; (c) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (d) the class and number of shares of the Corporation that are beneficially owned by such stockholder; (e) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (f) any material interest of the stockholder in such business. In the absence of such notice to the Corporation meeting the above requirements, a stockholder shall not be entitled to present any business at any meeting of stockholders.

Except as set forth in Section 3.4 of Article III and subject to the Corporation’s Certificate of Incorporation, only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.13 and, if any proposed nomination or business is not in compliance with this Section 2.13, to declare that such defective nomination or proposal be disregarded.

Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13. Nothing in this Section 2.13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

III. DIRECTORS

3.1	Powers

Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2	Number of Directors

The number of directors constituting the Board of Directors shall be not less than five (5) nor more than nine (9), and the exact number of directors may be fixed or changed, within this minimum and maximum, by resolution adopted by the affirmative vote of a majority of the directors then in office. The number of directors constituting the initial Board of Directors shall be fixed at seven (7).

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	Election and Qualification of Directors

Except as otherwise provided in these Bylaws, the Directors shall be elected at the annual meeting of the stockholders; and those persons who received the highest number of votes shall be deemed to have been elected.

Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director shall be a natural person.

Elections of directors need not be by written ballot.

3.4	Resignation and Vacancies

Any director may resign at any time upon notice given in writing or electronic transmission to the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(a) vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(b) whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

(c) if any vacancy was caused by an action of the stockholders, the vacancy shall be filled only by the affirmative vote of holders of at least a majority of the votes entitled to be cast by shares actually present in person or represented by proxy at the meeting and entitled to vote on the matter; and

(d) any director so chosen shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

3.5	Place of Meetings; Meetings by Telephone

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of

Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6	Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.7	Special Meetings; Notice

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President or a majority of the directors then in office.

Notice of the time and place of special meetings shall be delivered either, personally or by mail, telex, facsimile, telephone or electronic transmission to each director, addressed to each director at such director’s address and/or phone number and/or electronic transmission address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least five (5) days before the time of the holding of the meeting. If the notice is delivered personally or by telex, facsimile, telephone or electronic transmission, it shall be delivered by telephone or transmitted at least forty-eight (48) hours before the time of the holding of the meeting. The notice need not specify the purpose of the meeting. Notice may be delivered by any person entitled to call a special meeting or by an agent of such person.

3.8	Quorum

At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise specifically provided by statute or by the Certificate of Incorporation.

3.9	Waiver Of Notice

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or meeting of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

3.10	Adjourned Meeting; Notice

If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.11	Board Action by Written Consent Without a Meeting

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

3.12	Removal of Directors

Any director or the entire Board of Directors may be removed at any time with or without cause, but only by the affirmative vote of holders of at least a majority of the voting rights of the shares then entitled to vote at an election of directors, unless otherwise provided under Delaware Law or the Certificate of Incorporation.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.13	Records

The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

IV. COMMITTEES

4.1	Committees of Directors

The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. In the event that any director serving on any committee of the Board of Directors ceases to be a director of the Corporation, such former director shall immediately cease to be a member of such committee. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member, provided that such appointed member would constitute a qualified member of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by these Bylaws or the Certificate of Incorporation to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any Bylaws of the Corporation.

4.2	Committee Minutes

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3	Meetings and Action of Committees

Meetings and actions of committees shall be governed by, and be held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), Section 3.10 (adjourned meeting and notice), and Section 3.11 (board action by written consent without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

V. OFFICERS

5.1	Officers

The officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, the Chairman of the Board or the Chief Executive Officer, any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5.2	Election and Term of Office of Officers

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 of these Bylaws, shall be chosen by the Board of Directors annually at the regular meeting of the Board of Directors held after the annual meeting of stockholders, subject to the rights, if any, of an officer under any contract of employment. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or be removed, subject to the provisions of this Article V. The Chairman of the Board may or may not be an officer of the Corporation, as determined by the Board of Directors.

5.3	Subordinate Officers

The Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may appoint such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

5.4	Removal and Resignation of Officers

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the board or by any officer upon whom such power of removal may be conferred by the Board of Directors or, except in the case of an officer or agent elected by the Board, by the Chairman of the Board, the Chief Executive Officer or the President.

Any officer may resign at any time by giving written notice or electronic transmission to the Chairman of the Board, the Chief Executive Officer or the President. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5	Vacancies in Offices

Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or any duly designated officer.

5.6	Chairman of the Board

The Chairman of the Board shall, if present, preside at meetings of the Board of Directors and stockholders and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws. The Chairman of the Board shall make reports to the Board of Directors and the stockholders. If there is no Chief Executive Officer, then the Chairman of the Board shall also be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws. The Chairman of the Board of Directors shall be chosen by the Board of Directors.

5.7	Chief Executive Officer

Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. The Chief Executive Officer shall, in the absence or nonexistence of a chairman of the board, preside at all meetings of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. If there is no President, then the Chief Executive Officer shall also be the President of the Corporation and shall have the powers and duties prescribed in Section 5.8.

5.8	President

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the president shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. In the absence or nonexistence of the Chief Executive Officer, he shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board and Chief Executive Officer, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.9	Vice Presidents

In the absence or disability of the Chief Executive Officer and president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors, these Bylaws, the president or the Chairman of the Board.

5.10	Secretary

The Secretary or an agent of the Corporation shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

5.11	Treasurer

The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

5.12	Assistant Secretary

The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.13	Representation of Shares of Other Corporations

The Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or Assistant Secretary of this Corporation, or any other person authorized by the Board of Directors or the Chief Executive Officer, president or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other Corporation or Corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.14	Authority and Duties of Officers

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors.

VI. INDEMNIFICATION AND INSURANCE

6.1	Indemnification

(a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the

Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this Section 6.1, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 6.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.1 or otherwise.

(b) To obtain indemnification under this Section 6.1, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change of Control (as hereinafter defined), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 20 days after such determination.

(c) If a claim under paragraph (a) of this Section 6.1 is not paid in full by the Corporation within thirty days after a written claim pursuant to paragraph (b) of this Section 6.1 has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of

Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(d) If a determination shall have been made pursuant to paragraph (b) of this Section 6.1 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Section 6.1.

(e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Section 6.1 that the procedures and presumptions of this Section 6.1 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Section 6.1.

(f) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 6.1 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Section 6.1 shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

(g) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 6.1 with respect to the indemnification and advancement of expenses.

(h) If any provision or provisions of this Section 6.1 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Section 6.1 (including, without limitation, each portion of any paragraph of this Section 6.1 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 6.1 (including, without limitation, each such portion of any paragraph of this Section 6.1 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(i) For purposes of this Section 6.1:

(1) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of Corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Section 6.1.

(3) A “Change in Control” shall be deemed to occur (a) upon the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation with or to another legal entity as a result of which (i) the stockholders of the Corporation immediately prior to such transaction will not, directly or indirectly, beneficially own, immediately after such transaction, at least fifty percent (50%) of the combined voting power of the surviving entity’s then-outstanding securities, or (ii) members of the Board of Directors of the Corporation immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of the surviving Corporation immediately after such transaction; (b) upon the acquisition by any “person” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the combined voting power of the Corporation’s then-outstanding securities; or (c) if the Corporation is a party to a proxy contest, as a consequence of which, members of the Board of Directors of the Corporation immediately prior to such event constitute less than a majority of the members of the Board of Directors of the surviving Corporation immediately thereafter.

(j) Any notice, request or other communication required or permitted to be given to the Corporation under this Section 6.1 shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

6.2	Insurance

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (g) of Section 6.1, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

VII. RECORDS AND REPORTS

7.1	Maintenance and Inspection of Records

The Corporation shall, either at its principal executive office or at such place or places as designated by the board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the Certificate of Incorporation, these Bylaws or the General Corporation Law of Delaware. When records are kept in such manner, a clearly legible paper from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper record of the same information would have been, provided the paper form accurately portrays the record.

7.2	Inspection by Directors

Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

VIII. GENERAL MATTERS

8.1	Checks

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2	Execution of Corporate Contracts and Instruments

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3	Stock Certificates; Partly Paid Shares

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the Board of Directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the Secretary or an assistant secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, and upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4	Special Designation on Certificates

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5	Lost, Stolen or Destroyed Certificates

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6	Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a Corporation and a natural person.

8.7	Dividends

The directors of the Corporation, subject to any rights or restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.8	Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.9	Seal

The Corporation may adopt a corporate seal which may be altered as desired, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.10	Transfer of Stock

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11	Stock Transfer Agreements and Restrictions

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.12	Electronic Transmission

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

8.13	Facsimile Signatures

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officer of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

8.14	Reliance upon Books, Reports and Records

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or garments presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

IX. AMENDMENTS

The original or other Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors, other than with respect to Sections 3.4 and 3.12 of these Bylaws. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

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Appendix D

COLORADO BUSINESS CORPORATIONS ACT

TITLE 7, ARTICLE 113

Dissenters’ Rights

7-113-101. Definitions. For purposes of this article:

(1) “Beneficial shareholder” means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7) “Shareholder” means either a record shareholder or a beneficial shareholder.

7-113-102. Right to dissent.

(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party if:

(I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

(II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

(d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

(a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;

(b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

(c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder’s shares, pursuant to the corporate action, anything except:

(a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

(c) Cash in lieu of fractional shares; or

(d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2) (Deleted by amendment, L. 96, p. 1321, § 30, effective June 1, 1996.)

(2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103. Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights. Any such requirement shall be stated in the dissenters’ notice given pursuant to section 7-113-203.

7-113-201. Notice of dissenters’ rights.

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders’ meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (1).

(2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (2).

7-113-202. Notice of intent to demand payment.

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters’ rights shall:

(a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the proposed corporate action is effectuated; and

(b) Not vote the shares in favor of the proposed corporate action.

(2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters’ rights shall not execute a writing consenting to the proposed corporate action.

(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder’s shares under this article.

7-113-203. Dissenters’ notice.

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this article.

(2) The dissenters’ notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters’ rights under section 7-113-102 and shall:

(a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

(b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

(c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

(e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

(f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

(g) Be accompanied by a copy of this article.

7-113-204. Procedure to demand payment.

(1) A shareholder who is given a dissenters’ notice pursuant to section 7-113-203 and who wishes to assert dissenters’ rights shall, in accordance with the terms of the dissenters’ notice:

(a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

(b) Deposit the shareholder’s certificates for certificated shares.

(2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder’s exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

(4) A shareholder who does not demand payment and deposit the shareholder’s share certificates as required by the date or dates set in the dissenters’ notice is not entitled to payment for the shares under this article.

7-113-205. Uncertificated shares.

(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206. Payment.

(1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters’ rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.

(2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

(a) The corporation’s balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

(b) A statement of the corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under section 7-113-209; and

(e) A copy of this article.

7-113-207. Failure to take action.

(1) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters’ notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action.

(1) The corporation may, in or with the dissenters’ notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter’s payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters’ rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters’ rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209. Procedure if dissenter is dissatisfied with payment or offer.

(1) A dissenter may give notice to the corporation in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation’s offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

(b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

(c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

(2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

7-113-301. Court action.

(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation’s principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter’s payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, or as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter’s shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302. Court costs and counsel fees.

(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

(b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

Appendix E

IVORY CAPITAL CORPORATION

BOARD OF DIRECTORS

AUDIT COMMITTEE

CHARTER

June 16, 2005

PURPOSE AND POLICY

The primary purpose of the Audit Committee (the “Committee”) of Ivory Capital Corporation (the “Company”) shall be to act on behalf of the Company’s Board of Directors (the “Board”) in fulfilling the Board’s oversight responsibilities with respect to

1. The Company’s corporate accounting and financial reporting processes,

2. The systems of internal control over financial reporting,

3. Audits of the financial statements,

4. The quality and integrity of the Company’s financial statements and reports,

5. The qualifications, independence and performance of the registered public accounting firm or firms engaged as the Company’s auditors for the purpose of preparing or issuing an audit report or performing audit services (the “Auditors”), and

6. Provide oversight assistance with the Corporate Governance Committee in connection with the Company’s legal, regulatory and ethical compliance programs related to financial issues as established by management and the board.

The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication among the Committee and the Auditors and the Company’s financial management.

COMPOSITION

The Committee shall consist of a minimum of three members of the Board. Members of the Committee shall be appointed by the Board and may be removed by the Board in its sole discretion. The Board shall appoint the Chairman of the Committee. The members of the Committee shall satisfy the independence and financial literacy requirements of the national market on which the Company’s stock is listed (scheduled to be “AMEX”) applicable to Committee members as in effect from time to time when and as required. At least one member shall be an audit committee financial expert as required under the SEC and other requirements as in effect from time to time.

PROCECURES, MEETINGS AND MINUTES

The Chairman (or in his or her absence, a member designated by the Chairman) shall preside at all meetings of the Committee.

The Committee shall hold such regular or special meetings, as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting. The Chairman of the Committee shall report to the Board from time to time, or whenever requested by the Board.

AUTHORITY

The Committee shall have authority to appoint, determine compensation for, and at the expense of the Company, retain and oversee the Auditors, as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules there under and otherwise to fulfill its responsibilities under this charter. The Committee shall also have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to retain, at the Company’s expense, special legal, accounting or other advisors or consultants as it deems necessary in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have authority to require that any of the Company’s personnel, counsel, accountants (including the Auditors) or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

The Committee may form and delegate authority to subcommittees as appropriate. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and applicable state law. The approval of this charter by the Board shall be construed as delegation of authority to the Committee with respect to the responsibilities set forth herein.

RESPONSIBILITIES

The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors and any other registered public accounting firm engaged for the purpose of performing other review or attest services for the Company. The Auditors and each such other registered public accounting firm shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to generally accepted accounting principles (“GAAP”) or otherwise comply with applicable laws.

To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1. Appointment of Auditor and Oversee the Auditing Function

a. Evaluation and Retention of Auditors. To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

b. Approval of Audit Engagements. To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of the plans for audit, the adequacy of staffing, the compensation to be paid to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full committee at the next meeting.

c. Approval of Non-Audit Services. To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefore, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at its next meeting.

d. Audit Partner Rotation. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

e. Auditor Conflicts. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

f. Former Employees of Auditor. To consider and, if deemed appropriate, adopt a policy regarding Committee pre-approval of employment by the Company of individuals formerly employed by the Auditors and engaged on the Company’s account.

2. Financial Statement Review and Approval

a. Audited Financial Statement Review. To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission, and to recommend whether or not such financial statements should be so included.

b. Annual Audit Results. To review with management and the Auditors the results of the annual audit, including the auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and any adjustments proposed but not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under the standards of the Public Company Accounting Oversight Board (United States), as appropriate.

c. Quarterly Results. To review with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under the standards of the Public Company Accounting Oversight Board (United States), as appropriate.

d. Management’s Discussion and Analysis. To review with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

e. Proxy Report. To prepare the Committee report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

f. Press Releases. To review with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chairman of the Committee may represent the entire Committee for purposes of this discussion.

3. Financial Reviews/Management

a. Accounting Principles and Policies. To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

b. Risk Assessment and Management. To review with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

c. Management Cooperation with Audit. To evaluate the cooperation received by the Auditors during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management’s response, if any.

d. Management Letters. To review with the Auditors and if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and Management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

e. Auditor’s National Office Communications. To review with the Auditors, as appropriate, material communications between the audit team and the firm’s national office with respect to material accounting or auditing issues presented by the engagement.

f. Disagreements Between Auditors and Management. To review with management and the Auditors or any other registered public accounting firm engaged to perform review or attest services, any material conflicts or disagreements between management and the Auditors or such other accounting firm regarding financial reporting, accounting practices or policies and to resolve any such conflicts or disagreements regarding financial reporting.

g. Internal Control Over Financial Reporting. To confer with the management and the Auditors, as appropriate, regarding the scope, adequacy and effectiveness of internal control over the financial reporting, including any special audit steps taken in the event of material control deficiencies, responsibilities, budget and staff of the internal audit function and review of the appointment or replacement of the senior internal audit executive or manager.

h. Separate Sessions. Periodically, to meet in separate sessions with the Auditors and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

i. Correspondence with Regulators. To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

j. Regulatory and Accounting Initiatives. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiative or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

k. Engagement of Registered Public Accounting Firms. To determine and approve engagements of any registered public accounting firm (in addition to the Auditors) to perform any other review or attest service, including the compensation to be paid to such firm and the negotiation and execution, on behalf of the Company, of such firm’s engagement letter, which approval may be pursuant to pre-approval policies and procedures, including the delegation of pre-approval authority to one or more Committee members, so long as any such pre-approval decisions are presented to the full Committee at the next meeting.

4. Financial Standard Compliance

a. Ethical Compliance. To review the results of management’s efforts to monitor financial and regulatory compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Business Conduct and Ethics, including review and approval of related-party transactions as required by applicable laws and rules.

b. Complaint Procedures. To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding accounting or auditing matters.

c. Investigations. To work closely with the Corporate Governance committee to investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

5. Other Committee Function

a. Report to Board. To report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

b. Annual Committee Evaluation. To conduct an annual evaluation of the performance of the Committee and report to the Nominating and Corporate Governance Committee and the full Board.

c. Annual Charter Review. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

d. General Authority. To perform such other function and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

IVORY CAPITAL CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Ivory Capital Corporation, a Colorado corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 7, 2005, and hereby appoints Simon Pedder and J. Nick Riehle and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Shareholders of Ivory Capital Corporation, to be held on Wednesday, July 27, 2005 at 10:00 a.m., local time, at the offices of Ivory, located at 13950 Ballantyne Corporate Place, Unit 325, Charlotte, NC 28277 and any adjournment(s) thereof, and to vote all common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, (2) FOR THE REINCORPORATION PROPOSAL, (3) FOR THE APPROVAL OF THE AMENDMENT TO THE 2004 STOCK PLAN AND (4) FOR THE RATIFICATION OF THE APPOINTMENT OF J.H. COHN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2005 FISCAL YEAR.

MARK THIS BOX WITH AN X IF YOU HAVE MADE CHANGES TO YOUR NAME OR ADDRESS DETAILS ABOVE.  ☐

Election of Directors

1. The Board of Directors recommends a vote FOR the nominees to the Board of Directors listed below.

	FOR	WITHHOLD
01 – Simon Pedder	☐	☐

02 – Michael Weiser	☐	☐

03 – Kevan Clemens	☐	☐

04 – Neil Herskowitz	☐	☐

05 – Johnson Y.N. Lau	☐	☐

06 – Jason Stein	☐	☐

07 – David Tanen	☐	☐

Issues

The Board of Directors recommends a vote FOR the following proposals:

2. The Reincorporation Proposal whereby Ivory will be reincorporated in the State of Delaware, such reincorporation to be effected pursuant to an Agreement and Plan of Merger, dated June 17, 2005, by and between Ivory and Chelsea Therapeutics International, Ltd., a newly-formed Delaware corporation and wholly owned subsidiary of Ivory (“Chelsea Delaware”), pursuant to which Ivory will merge with and into Chelsea Delaware, every nine shares of Ivory will convert into one share of Chelsea Delaware and Chelsea Delaware will survive the reincorporation merger (approval of this Reincorporation Proposal will constitute approval of the reincorporation merger, the Agreement and Plan of Merger and the transactions set forth therein and the other actions and proposals described in the accompanying proxy statement).

☐  FOR                                     ☐  AGAINST                                     ☐  ABSTAIN

3. Proposal to approve the amendment of the 2004 Stock Plan.

☐  FOR                                     ☐  AGAINST                                     ☐  ABSTAIN

4. Proposal to ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

☐  FOR                                     ☐  AGAINST                                     ☐  ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.

Authorized signatures—Sign here—This section must be completed for your instructions to be executed.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder

(This proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Dated: , 2005

Signature:

Signature: